Use these links to rapidly review the document

TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HOME PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of 2015 Annual Meeting
of Stockholders and Proxy Statement

Tuesday, April 28, 2015 at 9:00 a.m., Eastern Time
Clinton Square, 14th Floor, Rochester, New York

850 Clinton Square, Rochester, New York 14604

Annual Meeting —April 28, 2015

Dear Stockholder:

The Annual Meeting of Stockholders of Home Properties, Inc. will be held on Tuesday, April 28, 2015, at 9:00 a.m. at Clinton Square, 14th Floor, Rochester, New York. The agenda for the Annual Meeting is expected to consist solely of the opportunity for any stockholders present to cast a ballot if they choose to do so and a brief report on the outcome of the stockholder vote. There will not be a formal presentation by management.

A Notice of Annual Meeting and a Proxy Statement are attached. They describe the matters to be acted upon at the Annual Meeting.

Your vote on all the matters described in the Proxy Statement is very important. Please sign, date and return the enclosed proxy card in the envelope provided. Alternatively, you may choose to vote by telephone or Internet. Voting by any of these methods before the meeting will ensure that your shares are represented at the meeting.

Thank you for your continued confidence in Home Properties.

Sincerely,

HOME PROPERTIES, INC.

Edward J. Pettinella
President and Chief Executive Officer

March 27, 2015

NOTICE OF THE 2015
ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Time:	Tuesday, April 28, 2015 9:00 a.m.
Location:	850 Clinton Square, 14th Floor
Rochester, New York

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Home Properties, Inc. (the "Company") will be held on Tuesday, April 28, 2015 at 9:00 a.m. Eastern Time at Clinton Square, 14th Floor, Rochester, New York. Clinton Square is located at the northwest corner of Clinton Avenue and Broad Street in downtown Rochester, New York. At the Annual Meeting, stockholders will be asked to:

ITEMS OF BUSINESS:

1.	Elect eight Directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are elected;

2.	Cast a non-binding advisory vote to approve the Company's executive compensation;

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2015; and

4.	Consider and act upon any other matters that are properly brought before the Annual Meeting and at any adjournments or postponements thereof.

The Board of Directors of the Company set the close of business on March 5, 2015 as the record date for the Annual Meeting. Only stockholders whose names appear on the stock register of the Company at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements. If you hold your stock in the name of a brokerage firm, bank or other nominee, only that entity can vote your shares. Please give instructions as to how you wish your shares to be voted to the person responsible for your account.

PROXY VOTING There are four ways to vote. We encourage you to vote by Internet or telephone. You can vote by:

Internet		Telephone		Mail		In Person

	at www.investorvote.com/HME		toll-free telephone at 1-800-652-VOTE (8683)		completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope		written ballot at the meeting

If you vote by Internet or telephone, your vote must be received before 11:59 p.m. Eastern Time on April 27, 2015, the day before the Annual Meeting. You may change your vote or revoke your proxy at any time before the Annual Meeting:

•
by entering a new vote by Internet or telephone;
•
by returning a later dated proxy card;
•
by sending written notice to Ann M. McCormick, Secretary of the Company, at 850 Clinton Square, Rochester, New York 14604; or
•
by completing a written ballot at the Annual Meeting.

Rochester, New York
March 27, 2015

By Order of the Board of Directors

Ann M. McCormick
Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting to be Held on April 28, 2015:

This Proxy Statement and the 2014 Annual Report are available at
www.homeproperties.com/Investors

1	2015 PROXY STATEMENT

 PROXY STATEMENT FOR
2015 ANNUAL MEETING OF STOCKHOLDERS
to be held on April 28, 2015

March 27, 2015

GENERAL INFORMATION

This Proxy Statement is delivered to you in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of Home Properties, Inc. (the "Company") for use at the 2015 Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 28, 2015 at 9:00 a.m. Eastern Time at Clinton Square, 75 South Clinton Avenue, 14th Floor, Rochester, New York. The approximate date on which the enclosed form of proxy and this Proxy Statement are first being sent to stockholders is March 27, 2015. The principal executive offices of the Company are located at 850 Clinton Square, Rochester, New York 14604.

Who May Vote?

Stockholders of the Company as of the close of business on the Annual Meeting's record date, March 5, 2015, may vote. On March 5, 2015, there were 57,820,254 shares of the Company's Common Stock outstanding. Each share of Common Stock has one vote.

How Do I Vote?

There are four ways to vote:

Internet	Telephone	Mail	In Person

www.investorvote.com/HME	1-800-652-VOTE (8683)	completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope	written ballot at the meeting

How Does a Proxy Work?

The Company's Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxy holders (Edward J. Pettinella, the Company's Chief Executive Officer, and Ann M. McCormick, the Company's General Counsel and Secretary) to vote your shares at the Annual Meeting in the manner you direct.

If you vote by any of the above methods but do not specify how you wish to vote your shares, your shares will be voted in accordance with the recommendations of the Board of Directors. The proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

2

General Information

What if a Broker Holds my Shares?

If you hold shares through someone else, such as a stockbroker, you will get proxy material from them and instructions on how to vote your shares. If you want your vote to count with respect to Proposals 1, 2 and 3 you must follow those instructions. If a broker holds your shares and you do not instruct your broker how to vote, no votes will be cast on your behalf for Proposals 1 and 2. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Proposal 3).

What Constitutes a Quorum?

The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present. A "broker non-vote" refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which such broker or nominee does not have discretionary voting power to vote such share on one or more but not all proposals.

What Vote is Required to Approve Each Proposal?

Proposal 1: The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of a Director in an uncontested election. A majority of votes cast means that the number of votes cast "for" the election of the Director nominee exceeds fifty percent of the total number of votes cast with respect to the election of that Director nominee. For purposes of this proposal, abstentions and broker non-votes, will not be counted as votes cast and will have no effect on the result of the vote. If any incumbent Director does not receive a majority of the votes cast for his or her election, the Director is required to tender his or her resignation for the consideration of the Board.

Proposal 2: The affirmative vote of a majority of votes cast at the Annual Meeting is required to provide advisory approval of the Company's executive compensation. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Proposal 3: The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2015. For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

How Does the Board of Directors Recommend I Vote?

Please see the information included in the Proxy Statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.
"FOR" each of the nominees to the Board of Directors.

2.
"FOR" the non-binding resolution to approve the Company's executive compensation.

3.
"FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2015.
3	2015 PROXY STATEMENT

General Information

Can I Change My Vote?

You may revoke your proxy before it is voted at the Annual Meeting by entering a new vote by Internet or telephone, by submitting a new proxy with a later date, by voting in person at the Annual Meeting or by notifying the Company's Secretary in writing prior to the Annual Meeting as follows: Ann M. McCormick, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604.

Can I Access the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the 2014 Annual Report to Stockholders on the Internet?

The Notice of Annual Meeting, this Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the 2014 Annual Report to Stockholders are available on our website at www.homeproperties.com under the heading "Investors."

4

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated Michael D. Barnello, Bonnie S. Biumi, Stephen R. Blank, Alan L. Gosule, Leonard F. Helbig, III, Thomas P. Lydon, Jr., Edward J. Pettinella and Clifford W. Smith, Jr. to serve as Directors (the "Nominees"). Each of the Nominees is currently serving as a Director of the Company. The Board of Directors anticipates that each of the Nominees will serve as a Director if elected.

If the Nominees are all elected, the size of the Board of Directors will continue to consist of eight members.

Any individual elected at the Annual Meeting is elected to serve as a Director until the 2016 Annual Meeting of Stockholders and until a successor has been elected.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

The following paragraphs provide information as of the date of this Proxy Statement about each Nominee. The information presented includes information the Directors have given us about their age, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which they currently serve as a director or have served as a director during the past five years. The ticker symbols for those other publicly-held companies traded on a national securities exchange are included for your reference. In addition to the information presented below regarding the Nominees' specific experience, qualifications, attributes and skills that led our Board to the conclusion that they should serve as a Director, we also believe that all of our Nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Michael D. Barnello Age: 49 Director Since: 2013

Experience

Mr. Barnello has been President, Chief Executive Officer and Trustee of LaSalle Hotel Properties (NYSE:LHO) since 2009. Prior to 2009, he served as President, Chief Operating Officer and Trustee. LaSalle Hotel Properties is a real estate investment trust ("REIT") that buys, owns and redevelops full-service hotels located in convention, resort and major urban business markets. Prior to joining LaSalle Hotel Properties, he was Senior Vice President at LaSalle Partners. Previously he held positions in hotel asset management and acquisitions at VMS Realty Partners and Strategic Realty Advisors, Inc. He is on the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and is a graduate of the School of Hotel Administration at Cornell University.

Reasons for Nomination

Mr. Barnello's experience as President and Chief Executive Officer of a public REIT, resulting in his broad understanding of the operational, financial and strategic issues facing a REIT, led the Board to conclude that he should continue to serve as a Director.

5	2015 PROXY STATEMENT

Proposal 1—Election of Directors

Bonnie S. Biumi Age: 52 Director Since: 2013

Experience

Ms. Biumi was President and Chief Financial Officer from 2007 to 2012 of Kerzner International Resorts, Inc., a developer, owner and operator of destination resorts, casinos and luxury hotels in the Bahamas, Mexico, Mauritius, the Maldives, Africa and Dubai. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi serves on the board of Isle of Capri Casinos (NASDAQ:ISLE), where she serves as a member of the Audit, Compensation, Strategic and Transaction Committees. She is a Certified Public Accountant and a graduate of the University of Florida.

Reasons for Nomination

Ms. Biumi's experience in public accounting and as Chief Financial Officer and in other senior level positions in industries that, like multifamily residential properties, are capital-intensive and consumer-driven, as well as her service on the board and committees of another public company, led the Board to conclude that she should continue to serve as a Director.

Stephen R. Blank Age: 69 Director Since: 2009

Experience

From 1998 to 2014, Mr. Blank was a Senior Resident Fellow, Finance, at the Urban Land Institute ("ULI"), a non-profit education and research institute which studies land use and real estate development policy. Prior to joining ULI, Mr. Blank served from 1993 to 1998 as Managing Director—Real Estate Investment Banking of CIBC Oppenheimer Corp. From 1989 to 1993, Mr. Blank was Managing Director of the Real Estate Corporate Finance Department of Cushman & Wakefield, Inc. From 1979 to 1989, Mr. Blank served as Managing Director-Real Estate Investment Banking of Kidder, Peabody & Co. From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated as Vice President, Direct Investment Group. Mr. Blank is Chairman of the Board of Trustees of Ramco-Gershenson Properties Trust (NYSE: RPT) and a Director of MFA Financial, Inc. (NYSE: MFA). For MFA, he serves as Chairman of the Audit Committee and as a member of the Compensation Committee. For RPT, he serves as a member of the Nominating and Governance and Compensation Committees. From May 1999 to February 2007, Mr. Blank was a member of the Board of Directors of BNP Residential Trust, Inc. Mr. Blank is a graduate of Syracuse University and received a Masters in Business Administration degree in Finance from Adelphi University.

Reasons for Nomination

Mr. Blank's knowledge of the real estate industry as evidenced by his prior position at ULI, his experience in the investment banking industry, including his expertise in public and private real estate finance, and his service on the boards and committees of other public and private companies led the Board to conclude that he should continue to serve as a Director.

6

Proposal 1—Election of Directors

Alan L. Gosule Age: 74 Director Since: 1996

Experience

Mr. Gosule is a partner in the law firm of Clifford Chance US LLP in New York, and has practiced law with that firm and its predecessor since 1991. From 2002 to August 2005, he served as the Regional Head of Clifford Chance's Real Estate Department for the Americas and, prior to 2002, was the Regional Head of the firm's Tax, Pension and Employment Department for the Americas. Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow, where he was a member of the Management Committee and the Chairman of the Tax Department. Mr. Gosule currently serves on the Boards of MFA Financial, Inc. (NYSE: MFA) and F.L. Putnam Investment Management Company. For MFA, he serves as a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Gosule is a graduate of Boston University and received a Juris Doctor degree from Boston University Law School and an LLM in Taxation from Georgetown Law School.

Reasons for Nomination

Mr. Gosule's experience as a lawyer and partner of a major international law firm (including prior service as Regional Head of the Tax and Real Estate Departments), his knowledge of tax law and related matters, including real estate investment trusts, and his experience in advising and serving on the boards and committees of other public and private companies led the Board to conclude that he should continue to serve as a Director.

Leonard F. Helbig, III Age: 69 Director Since: 1994

Experience

Mr. Helbig is a principal of Cape Realty Advisors, LLC, a New Jersey-based residential investment and development company. He is also an active owner and manager of various self-storage and manufactured housing communities throughout the northeast. Between 1980 and 2002 he was employed by Cushman & Wakefield, Inc. where he held various senior management positions. From 1980 through 1987, he founded and served as National Director of that firm's Valuation and Consulting Services. From 1987 until 2002, Mr. Helbig served as President of Financial Services. Between 1995 and 2000, he also served as Executive Managing Director of Asset and Property Management Services. He was a member of Cushman & Wakefield's Board of Directors and Executive and Management Committees. He also holds the MAI professional designation from the Appraisal Institute. Mr. Helbig is a graduate of LaSalle University in Philadelphia with a Bachelor of Science degree in Industrial Management.

Reasons for Nomination

Mr. Helbig's corporate management experience and his experience in the acquisition, disposition, development, leasing, management and appraisal of commercial and multifamily real estate led the Board to conclude that he should continue to serve as a Director.

7	2015 PROXY STATEMENT

Proposal 1—Election of Directors

Thomas P. Lydon, Jr. Age: 66 Director Since: 2011

Experience

Since 2003, Mr. Lydon has been President of The City Investment Fund,  L.P., a real estate opportunity fund. Prior to that, he served as President and Chief Executive Officer of SSR Realty Advisors Inc. He is a Director of Lowe Enterprises Investors, where he serves as a member of the Audit and Compensation Committees. He was a member of the National Association of Real Estate Investment Managers from 1998 to 2004 and served as its Chair from 2000-2002. Mr. Lydon is a graduate of Syracuse University with a Bachelor in Business Administration degree with a major in Real Estate.

Reasons for Nomination

Mr. Lydon's prior experience as President and Chief Executive Officer of organizations focused on the acquisition, management and disposition of commercial and multifamily real estate led the Board to conclude that he should continue to serve as a Director.

Edward J. Pettinella Age: 63 President and Chief Executive Officer Since: 2004 Director Since: 2001

Experience

Mr. Pettinella joined the Company in 2001 as an Executive Vice President and Director. From 1997 until February 2001, Mr. Pettinella served as President of Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc. From 1980 through 1997, Mr. Pettinella served in several managerial capacities for Rochester Community Savings Bank, Rochester, NY, including the positions of Chief Operating Officer and Chief Financial Officer. Mr. Pettinella serves on the Board of Directors of Manning & Napier, Inc. (NYSE:MN), where he serves as Chair of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. He is also a Board member of Rochester Business Alliance, National Multi Housing Council and Syracuse University, as well as a member of ULI and NAREIT. Mr. Pettinella is a graduate of the State University of New York at Geneseo and holds a Masters in Business Administration degree in Finance from Syracuse University.

Reasons for Nomination

Mr. Pettinella's role as Chief Executive Officer responsible for the Company's day-to-day operations and strategic initiatives, as well as his experience in corporate finance and public company operations, led the Board to conclude that he should continue to serve as a Director.

8

Proposal 1—Election of Directors

Clifford W. Smith, Jr. Age: 68 Director Since: 1994

Experience

Mr. Smith is the Epstein Professor of Finance of the William E. Simon School of Business of the University of Rochester, where he has been on the faculty since 1974. He has written numerous books and articles on a variety of financial, capital markets and risk management topics and has held editorial positions for a variety of journals. Mr. Smith is a graduate of Emory University and has a PhD from the University of North Carolina at Chapel Hill.

Reasons for Nomination

Mr. Smith's expertise in corporate finance, strategic planning, executive compensation and corporate governance, about which he has taught and written for many years, led the Board to conclude that he should continue to serve as a Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

9	2015 PROXY STATEMENT

BOARD MATTERS

BOARD COMPOSITION

The Company is managed by its Board of Directors. If all of the Nominees are elected, the Board will have eight members.

BOARD INDEPENDENCE

The Board of Directors has determined that seven of the eight Nominees are "independent" within the meaning of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") current director independence standards. The independent Nominees are: Michael D. Barnello, Bonnie S. Biumi, Stephen R. Blank, Alan L. Gosule, Leonard F. Helbig III, Thomas P. Lydon, Jr. and Clifford W. Smith, Jr. This represents more than a majority (87.5%) of the members of the Board of Directors. The Nominee determined by the Board not to be independent under the above standards is Edward J. Pettinella, who is an employee of the Company.

In determining the independence of each Director, the Corporate Governance/Nominating Committee of the Board considered any relationships between the Company and the individual Director and the Director's immediate family members as required under the applicable standards. The Board, consistent with the view of the NYSE, determined that the ownership of even a significant amount of stock in the Company is not a bar to a finding of independence. Current Board members Barnello, Biumi, Blank, Gosule, Helbig, Lydon and Smith have no relationship with the Company other than their compensation and benefits as members of the Board and its Committees and ownership of the Company's Common Stock. Edward J. Pettinella is not independent as he currently is employed by the Company.

EVALUATIONS

As required in their Charters, the Corporate Governance/Nominating Committee is responsible for overseeing Board and Committee evaluations while the Compensation Committee is responsible for overseeing the annual evaluation of the Chief Executive Officer. Except for the Chief Executive Officer evaluation, all Board and Committee evaluations are conducted orally. Discussion points for each evaluation session have been developed to promote interactive dialogue and frank discussion. The discussion points relate to how the Board and its Committees can improve performance by, for example, improving prioritization of issues, improving the quality of written materials and presentations, identifying specific past issues that could have been handled differently, identifying specific issues that should be discussed in the future and identifying any other matters of importance. The current evaluation process is as follows:

•
Full Board Evaluation: Conducted at an executive session of the Board.

•
Board Member Self-Evaluation: Conducted on a one-for-one basis by the Board Chair.

•
Committee Evaluation: Conducted at an executive session of each Committee.

•
Committee and Board Chair Evaluations: Conducted by the Chair of the Corporate Governance/Nominating Committee.

•
Chief Executive Officer Evaluation: Each Director and member of senior management completes a written evaluation form.

Each of the evaluations is conducted annually with the outcomes discussed at Committee and Board level executive sessions, as appropriate. Action lists are developed and the performance of any items on that list is monitored by the Board and Committee Chairs.

BOARD COMPOSITION, SKILLS AND QUALIFICATIONS

The minimum qualifications for prospective Board members are a successful career as well as the potential to contribute to the effectiveness of the Board. Beyond those minimum qualifications, the first priority in selecting members of the Board is to attract a group of individuals who will maximize stockholder value, which generally means attracting individuals of the highest capabilities and ethical standards.

10

Board Matters

While the Board does not have a specific diversity policy, diversity is an important factor for consideration of nominees for director. In considering diversity, the Corporate Governance/Nominating Committee utilizes a broad meaning to include not only factors such as race, gender and age but also background, experience, skills, accomplishments, financial expertise, professional interests, personal qualities and other factors.

The Corporate Governance/Nominating Committee works with the Board to determine the appropriate mix of characteristics, professional experience and areas of expertise that result in a Board that is strong in its collective knowledge, allowing the Board to fulfill its responsibilities and best perpetuate our long-term success and represent all stockholders' interests. Those characteristics and experience include:

•
accounting expertise, which enables Directors to analyze our financial statements and oversee our accounting and financial reporting processes;

•
business oriented academic and legal experience, which provides strong critical thinking and verbal communication skills as well as a greater diversity of views and thought processes;

•
financial expertise, which is important to understanding, reviewing and approving our capital structure and financial transactions;

•
industry knowledge, which is vital to understanding and reviewing our strategy, including the acquisition, repositioning and disposition of real estate and particularly multifamily communities;

•
merger and acquisition experience, which enables Directors to identify, evaluate and, if appropriate, engage in strategic alternatives for the Company.

•
operating experience as current or former executives of other public companies or other large organizations, which gives Directors specific insight into, and expertise that will foster active participation in the development and implementation of our operating plan and business strategy; and

•
board and corporate governance experience at other publicly-traded companies, which provides Directors with a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board and protection of stockholder interests.

PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for Director. The Committee continually develops and updates a list of potential Board candidates who meet the Board qualifications as described above. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other individuals. If a vacancy on the Board occurs or is anticipated, the Committee selects candidates to have personal meetings with members of the Committee, the Chair of the Board and the Chief Executive Officer. Selected candidates are then invited to meet with other Board members and management. A candidate, if acceptable, is then elected by the Board (in the event of a mid-term vacancy) or nominated to stand for election at the next annual stockholders' meeting.

STOCKHOLDER NOMINEES

The Corporate Governance/Nominating Committee will consider Director candidates proposed by stockholders on the same basis as it considers other potential candidates for Board membership. Stockholders may submit nominations, which should include the name and address of the proposed candidate as well as biographical information evidencing that the proposed candidate meets the minimum qualifications and possesses the skills and expertise required by the Board and as described above under "Board Composition, Skills and Qualifications." The submission also must include the candidate's written consent to the nomination and to serve if elected. To be considered for nomination for election at the 2016 Annual Meeting and inclusion in the Proxy Statement for the 2016 Annual Meeting of Stockholders, stockholder submissions for nomination must be received at the office of the Company in care of Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604, on or prior to December 1, 2015.

11	2015 PROXY STATEMENT

Board Matters

DIRECTOR COMMUNICATIONS

Stockholders and other interested parties may communicate with the Board of Directors by sending written materials addressed to the Board or any of the Directors, including the non-employee or independent Directors as a group and the Chair of the Corporate Governance/Nominating Committee, in care of Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604. They also may communicate confidentially or anonymously through use of the Company's hotline at 1-877-888-0002. The Company's Secretary will relay all relevant written communications to the Board of Directors or individual members designated by the stockholder or other interested party.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party. None of our executive officers serves on the board of directors of any other company of which a member of our Board is an executive officer.

BOARD OVERSIGHT OF RISK MANAGEMENT

The Board believes that strong and effective internal controls and risk management processes are essential elements in achieving long-term stockholder value. The Board, directly and through its Committees, is responsible for overseeing risks potentially affecting the Company.

The Audit Committee oversees financial, operational, strategic, and hazard-related risks by regularly reviewing reports and presentations given by management, including our Executive Vice President and Chief Financial Officer, Vice President-Internal Audit, and Vice President-Risk Management, as well as other operational Company personnel. In addition, the Audit Committee regularly meets with our external auditors to discuss and assess potential risks. The Audit Committee regularly reviews our risk management practices and risk-related policies (for example, our Code of Business Conduct and Ethics), information security policies, risk management and insurance portfolio, and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting.

The Compensation Committee oversees potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation program, to promote appropriate incentives which do not encourage unnecessary and excessive risk-taking by our executive officers or other employees.

The Corporate Governance/Nominating Committee oversees potential risks related to our governance practices by, among other tasks, monitoring legal developments and trends regarding corporate governance practices and evaluating potential related person transactions.

The Real Estate Investment Committee oversees potential risks related to the acquisition and disposition of properties, including the underwriting and due diligence methodologies used to evaluate properties.

The full Board oversees the Company's risk management procedures and regularly receives and evaluates reports and presentations from the Chairs of the Audit, Compensation, Corporate Governance/Nominating, and Real Estate Investment Committees on risk-related matters falling within each respective Committee's oversight responsibilities, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

12

Board Matters

BOARD LEADERSHIP STRUCTURE

The Company has an independent non-executive Chair of the Board. Clifford W. Smith, Jr. currently serves in that role. The role of the Chair is to provide governance and leadership to the Board, including helping to organize the work of the Board and ensuring that its members have information to effectively carry out their responsibilities. Specifically, the Chair's responsibilities include, among other things:

•
presiding over meetings of the Board and executive sessions of non-management and independent Directors;

•
working with management to develop agendas for Board meetings;

•
overseeing the information available to Directors;

•
coordinating feedback regarding issues discussed in executive session as well as performance to the Chief Executive Officer;

•
working with the Chief Executive Officer and Corporate Secretary to facilitate clear communications by and between Directors; and

•
providing advice and counsel to the Chief Executive Officer.

The Board does not have a specific policy regarding the separation of the roles of Chair and Chief Executive Officer, as it believes it is in the best interest of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board. The Company has had a non-executive Chair since 2011, and the Board believes having separate Chief Executive Officer and Chair positions, and having an independent director serve as Chair, continues to be the appropriate leadership structure for the Company at this time. This structure enables the Chief Executive Officer to focus on setting the strategic direction for the Company, day-to-day leadership and the operation of the Company's business, while the independent Chair focuses on leading the Board in its responsibilities of acting in the best interests of the Company and its stockholders.

The Board holds regularly scheduled meetings of independent Directors in executive session without management present, and may meet more frequently upon request of any independent Director. The Chair of the Board ordinarily presides at such sessions.

13	2015 PROXY STATEMENT

BOARD COMMITTEE MEMBERSHIP AND FUNCTIONS

Our Board of Directors has four standing committees: Audit, Compensation, Corporate Governance/Nominating and Real Estate Investment. The Audit, Corporate Governance/Nominating and Compensation Committees are each constituted and operated according to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and related rules and the NYSE. Each Committee is governed by a written charter that can be viewed on our website at www.homeproperties.com under the heading "Investors/Governance Documents Highlights" and is available, without charge, in print upon written request addressed to the Corporate Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604. Each member of the Audit Committee is independent and financially literate and Mr. Blank and Ms. Biumi each have been determined to be an "audit committee financial expert" as such terms are defined under the Exchange Act and the NYSE rules. In addition, each member of the Compensation and Corporate Governance/Nominating Committees is independent within the meaning of the SEC and NYSE current independence standards.

COMMITTEE AND MEMBERSHIP	COMMITTEE FUNCTIONS

Audit
Stephen R. Blank, Chair	• Assists the Board in fulfilling its responsibility for:
Bonnie S. Biumi	• oversight of the integrity of the Company's financial statements; and
Alan L. Gosule	• oversight of the Company's internal and disclosure controls and procedures.
• Monitors the implementation of the Code of Business Conduct and Ethics (the "Code of Ethics") and Code of Ethics for Senior Financial Officers ("Senior Financial Officer Code of Ethics").
• Selects and oversees performance and compensation of the Company's independent registered public accounting firm.
• Provides general oversight of enterprise risk management, particularly financial risk exposures.
• Oversees a hot line (1-877-888-0002) where concerns and complaints about accounting, internal controls and auditing matters can be reported anonymously.
• Annually evaluates the effectiveness of this Committee.
• Annually reviews the effectiveness of its Charter.

Compensation Committee
Michael D. Barnello, Chair Bonnie S. Biumi	• Reviews and approves the Company's goals and objectives relevant to compensation of executive officers.
Thomas P. Lydon, Jr.	• Reviews on an annual basis the performance of the Chief Executive Officer.
• Recommends to the other Directors annual compensation for the Chief Executive Officer.
• Approves compensation levels for other executive officers.
• Recommends to the other Directors annual compensation for non-employee Directors.
• Reviews significant employee benefit programs.
• Establishes and administers all executive compensation programs.
• Considers the impact of executive compensation programs on the Company's risk profile.
• Considers whether any feature of a compensation program may lead to excessive risk taking and develops strategies to reduce compensation-related risk.
• Annually evaluates the effectiveness of this Committee.
• Annually reviews the effectiveness of its Charter.

14

Board Committee Membership and Functions

COMMITTEE AND MEMBERSHIP	COMMITTEE FUNCTIONS

Corporate Governance/Nominating
Alan L. Gosule, Chair	• Identifies individuals qualified to become Board members.
Michael D. Barnello	• Evaluates the size, composition and organization of the Board.
Stephen R. Blank	• Monitors implementation of specific governance initiatives.
Leonard F. Helbig, III	• Reviews any stockholder proposals submitted to the Company.
• Oversees the evaluation of the Board.
• Annually evaluates the effectiveness of this Committee.
• Annually reviews the effectiveness of its Charter.

Real Estate Investment
Leonard F. Helbig, III, Chair	• Reviews potential acquisitions and dispositions.
Thomas P. Lydon, Jr. Edward J. Pettinella	• Approves or recommends to the Board acceptable transactions pursuant to the authorization parameters established by the Board.
• Annually evaluates the effectiveness of this Committee.
• Annually reviews the effectiveness of its Charter.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

In 2014, the Board held five Board meetings, with each meeting including an executive session of independent Directors presided over by Mr. Smith, our independent Chair, and 19 Board Committee meetings, which included four Audit Committee, five Compensation Committee, four Corporate Governance/Nominating Committee and six Real Estate Investment Committee meetings.

All current Directors attended 100 percent of the Board meetings and of their Board Committee meetings during 2014.

15	2015 PROXY STATEMENT

BOARD COMPENSATION

Non-employee Directors are paid an annual stipend of $50,000 with additional stipends paid as follows: Board Chair-$50,000; Audit and Compensation Committee Chairs-$15,000; and Corporate Governance/Nominating and Real Estate Investment Committee Chairs-$10,000. All cash fees are paid on a quarterly basis. In 2014, each of the seven non-employee Directors was issued 1,606 shares of restricted stock under the Company's 2011 Stock Benefit Plan. The shares had a value of approximately $100,000 on the grant date and will vest on the first anniversary of the grant date.

It is expected that the Board will consider whether to make any changes to Board compensation at its April 2015 meeting. At that time, it will also evaluate and approve any equity awards for the non-employee Directors.

Under the Second Amended and Restated Director Deferred Compensation Plan (the "Director Deferred Compensation Plan") approved by the stockholders at the 2005 Annual Meeting, the non-employee Directors can defer up to 100% of their total annual cash compensation for three, five or ten years and their compensation in the form of restricted stock for five or ten years. The Company matches 10% of the deferred cash amount. The matching amount vests after three years. A "phantom" stock account is established for each of the Directors and the Company contribution amounts. Each deferral and the Company contribution is reflected by crediting those accounts with either: the phantom equivalent of the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value (composite closing price on the NYSE) as of the day before the compensation would otherwise have been paid; or the number of shares of restricted stock deferred. Participants' accounts are also credited with the number of shares of the Company's Common Stock that could be purchased with hypothetical dividends that would be paid with respect to shares previously allocated to the accounts on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "DRIP"). Payments out of the deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee. The Director Deferred Compensation Plan is designed to provide substantially the same benefits to the non-employee Directors as are provided to eligible employees under the Company's Deferred Bonus Plan (the "Deferred Bonus Plan").

Mr. Pettinella, the Chief Executive Officer and a Director, does not receive any compensation for his services as a Director. All Directors are reimbursed for their expenses incurred in attending Directors' meetings.

The following table summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2014. There are no amounts to report in the Option Awards, Non-Equity Incentive Plan Compensation and the Change in Pension Value and Nonqualified Deferred Compensation Earnings columns, so these columns have not been included in the table.

2014 DIRECTOR COMPENSATION TABLE

NAME	FEES EARNED OR PAID IN CASH($)	STOCK AWARDS($)(1)	ALL OTHER COMPENSATION($)(2)	TOTAL($)

Michael D. Barnello	53,750	99,957	3,517	157,224
Bonnie S. Biumi	50,000	104,957	3,609	158,566
Stephen R. Blank	68,750	99,957	22,215	190,922
Alan L. Gosule	63,750	99,957	21,455	185,162
Leonard F. Helbig III	75,000	107,457	39,970	222,427
Thomas P. Lydon, Jr.	50,000	104,957	18,774	173,731
Clifford W. Smith, Jr.	100,000	99,957	53,632	253,589

(1)
Each of the listed Directors was granted 1,606 shares of restricted stock on May 6, 2014. This column represents the grant date fair value on the date of issue in accordance with Accounting Standards Codification Topic 718 ("ASC Topic 718"). For additional information, refer to Note 10 of
16

Board Compensation

  the Company's financial statements in the Form 10-K for the year ended December 31, 2014, as filed with the SEC ("2014 Form 10-K"). The 2014 Form 10-K also is included within the Annual Report delivered to stockholders with this Proxy Statement. To the extent that a Director has elected to participate in the Director Deferred Compensation Plan, this column also includes the value of the 10% Company match. Of the amounts listed in this column, the following amounts represent the value of the Company match: Bonnie Biumi $5,000; Leonard Helbig $7,500; Thomas Lydon, Jr. $5,000.

(2)
This column includes: (a) dividends paid on all shares of restricted stock held by each of the listed Directors whether receipt of the restricted stock was deferred or not; plus (b) value of all hypothetical dividends paid in 2014 on the 10% Company match shares in the listed Director's deferred compensation account.

The following table shows the aggregate number of outstanding shares of restricted stock and options held by each non-employee Director at December 31, 2014:

NAME	RESTRICTED SHARES(1)	UNVESTED OPTIONS	VESTED OPTIONS

Michael D. Barnello	1,606	0	0
Bonnie S. Biumi	1,606	0	0
Stephen R. Blank	7,339	969	0
Alan L. Gosule	7,339	969	25,584
Leonard F. Helbig III	9,081	969	0
Thomas P. Lydon, Jr.	6,063	0	0
Clifford W. Smith, Jr.	12,653	969	24,384

(1)
Some of the Directors deferred receipt of their restricted stock pursuant to the Director Deferred Compensation Plan. This column includes those shares as follows: Mr. Blank-4,711 shares; Mr. Helbig-9,081 shares; Mr. Lydon-6,063 shares; and Mr. Smith-11,047 shares.
17	2015 PROXY STATEMENT

CORPORATE GOVERNANCE

We have many strong governance practices. Our governance best practices that align with stockholders' interests include:

•

All Directors are elected annually

•

87.5% of Directors are independent

•

Separate Chairman and Chief Executive Officer roles

•

Rigorous executive and Director stock ownership guidelines

•

No Stockholder Rights Plan

•

Double-trigger Change in Control Plan

•

No excise tax payments on Change in Control

•

Anti-hedging policy

•

No related party transactions involving Directors or the senior management team

•

Bonus clawback policy

•

No executive perquisites

More information about many of the best practices is provided elsewhere in this Proxy Statement.

CODE OF ETHICS

The Company has adopted a Code of Ethics to embody our commitment to conduct business in accordance with the highest ethical standards. The Code of Ethics applies to all of our employees and Directors. The Code of Ethics covers such topics as conflicts of interest, proper use of Company property, complete and accurate reporting and disclosure of business and financial results and compliance with laws. Each employee and each member of the Board of Directors is required, on an annual basis, to acknowledge that they have received a copy of and reviewed the Code of Ethics and to disclose any situation that may conflict with the provisions of the Code of Ethics. Training on the Code of Ethics and ethical behavior is periodically required for all employees.

The Company has also adopted a Senior Financial Officer Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer/Treasurer and Controller. These individuals also are required to comply with the Code of Ethics.

The Code of Ethics and Senior Financial Officer Code of Ethics meet the definition of "Code of Ethics" under the rules and regulations of the SEC and the listing standards of the NYSE. Both Codes are available on our website at www.homeproperties.com under the heading "Investors/Governance Documents Highlights." In addition, we will provide a copy of the Codes to anyone without charge, upon written request addressed to the Corporate Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604. Amendments to the Code of Ethics and Senior Financial Officer Code of Ethics that apply to our executive officers and Directors and any waivers granted thereunder to those individuals will be posted on our website at www.homeproperties.com under the heading "Investors/Governance Documents Highlights." There currently are no waivers. The Audit Committee monitors the implementation and enforcement of both Codes.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has adopted corporate governance guidelines (the "Guidelines") which meet the requirements of the listing standards of the NYSE and cover such topics as Director qualifications and responsibilities, Director access to management, and Director orientation and continuing education. Some specific policies included in the Guidelines follow.

Retirement Age.    The retirement age for Directors is 75. No exception to this requirement has been made, including with respect to the founders of the Company.

Change of Employment.    Any Director who changes jobs or employers or otherwise experiences a significant change in job responsibilities is to submit a letter to the Board offering to resign as a Board member.

Other Boards.    Without the approval of the Corporate Governance/Nominating Committee, Directors may not serve on the Boards of more than two additional public companies. None of the Directors currently serve on more than two additional public company boards.

18

Corporate Governance

Stock Ownership.    Within five years of becoming a Director of the Company, Directors are required to have equity in the Company having a then current value of not less than five times the annual base stipend (current requirement would be $250,000).

Meeting Attendance.    Directors are expected to attend each annual stockholders' meeting, all Board meetings and meetings of the Committees on which they serve. In 2014, all of the Directors attended the Annual Meeting of Stockholders and all Board and Committee meetings.

Executive Sessions.    Independent Directors are to meet at least annually in an executive session. The independent Chair presides at the executive sessions.

A copy of the Guidelines is available on our website at www.homeproperties.com under the heading "Investors/Governance Documents Highlights." In addition, we will provide a copy of the Guidelines to anyone without charge, upon written request addressed to the Corporate Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604.

OTHER CORPORATE GOVERNANCE HIGHLIGHTS

Financial Reporting Recognition.    The Company was the first place winner of the 2013 NAREIT Investor Care Award for Communication and Reporting Excellence for its 2012 Report on Form 10-K Management Discussion and Analysis.

Majority Voting.    On February 1, 2014, the Board approved an amendment to our Bylaws that revises the standard of voting for the election of Directors in uncontested elections from the statutory default of "plurality vote" to "majority vote." The majority vote standard incorporates a Director resignation provision for any Director who does not receive the requisite vote. This resignation provision requires that any Director nominee who is not elected by a majority vote must promptly tender his or her resignation to the Board. The Board would then decide within 90 days following certification of the stockholder vote, through a process managed by the Corporate Governance/Nominating Committee and excluding the nominee in question, whether to accept or reject the tendered resignation, or whether other action is recommended. The Board would promptly publically disclose its decision and rationale.

Separate Chairman and Chief Executive Officer Roles.    Clifford W. Smith, Jr., who is an independent Director, currently serves as the Board Chair.

Executive Stock Ownership Guidelines.    The Board has adopted rigorous ownership guidelines for our senior officers. These are described in detail on page 49.

Anti-Hedging Policy.    The Board has adopted a policy against Directors and executives hedging Company stock which is described in more detail on page 49.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company is not a party to any transaction with executive officers or Directors which is required to be reported in this Proxy Statement.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

On an annual basis, each employee of the Company and each of the Directors is required to provide a written acknowledgement that he or she has reviewed the Company's Code of Ethics. If an employee or Director, or member of his or her immediate family, is involved in any transaction or arrangement in which the Company is a participant, that individual is to provide a written disclosure of that transaction or arrangement. Pursuant to the Company's written Related Party Transaction Policies and Procedures, any such disclosure provided by an executive officer or Director is reviewed by the Corporate Governance/Nominating Committee of the Board and approved or disapproved. In determining whether to approve such a transaction, the Committee takes into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer's or Director's involvement.

19	2015 PROXY STATEMENT

EXECUTIVE OFFICERS

There is no family relationship among any of the Directors or executive officers. All executive officers serve at the discretion of the Board of Directors. No executive officer was selected as a result of any arrangement or understanding between that executive and any other persons. The following table sets forth, as of March 5, 2015, the eight executive officers of the Company, together with their respective ages and positions.

NAME	AGE	POSITION

Edward J. Pettinella	63	President and Chief Executive Officer
David P. Gardner	59	Executive Vice President and Chief Financial Officer
Ann M. McCormick	58	Executive Vice President, General Counsel and Secretary
Lisa M. Critchley	53	Senior Vice President-Human Resources
Donald R. Hague	63	Senior Vice President-Development
Robert J. Luken	50	Senior Vice President, Chief Administrative Officer, Chief Accounting Officer and Treasurer
Bernard J. Quinn	58	Senior Vice President-Property Management Operations
John E. Smith	64	Senior Vice President and Chief Investment Officer

Edward J. Pettinella's biographical information is included on page 8 of this Proxy Statement.

David P. Gardner has served as Executive Vice President since 2004 and a Vice President and Chief Financial Officer of the Company since its initial public offering ("IPO") in 1994. From 1984 until the IPO, Mr. Gardner was employed by and an officer of the prior operator of many of the Company's properties acquired at the time of the IPO. From 1977 until 1984, Mr. Gardner was an accountant at Cortland L. Brovitz & Co. He is a graduate of the Rochester Institute of Technology.

Ann M. McCormick has served as Executive Vice President since 2004 and a Vice President, General Counsel and Secretary of the Company since its IPO. From 1987 until the IPO, Mrs. McCormick was employed by and an officer of the prior operator of many of the Company's properties acquired at the time of the IPO. From 1981 until 1987, she was an associate with the law firm of Nixon Peabody LLP. Mrs. McCormick is a graduate of Colgate University and holds a Juris Doctor from Cornell University.

Lisa M. Critchley has served as Senior Vice President since joining the Company in 2007. Prior to joining the Company, she was employed by ALSTOM Signaling, Inc. as Director of Human Resources since 2004. She was an Assistant Dean at the William E. Simon School of Business Administration from 1999 until 2004. Mrs. Critchley is a graduate of St. John Fisher College and holds an MBA from the E. Phillip Saunders College of Business of the Rochester Institute of Technology. She also is certified as a Senior Professional in Human Resources (SPHR).

Donald R. Hague has served as Senior Vice President since 2008. He joined the Company in 2006 as a Vice President. From 2000 until 2006, Mr. Hague was a Vice President of KSI Services, Inc. Prior to that, he worked with The Evans Company and was a partner in a land development and homebuilding company. He is a graduate of Davidson College and holds an MBA from The George Washington University. It is anticipated that Mr. Hague will cease to be an employee of the Company later in 2015 upon substantial completion of the wind-down of our development activities.

Robert J. Luken has served as Senior Vice President since 2004, as Chief Accounting Officer since 2005 and as Chief Administrative Officer since 2012. He has been the Company's Treasurer since 2000 and became a Vice President in 1997. He joined the Company in 1996, serving as its Controller. Prior to joining the Company, he was the Controller of Bell Corporation and an Audit Supervisor for PricewaterhouseCoopers LLP. Mr. Luken is a graduate of St. John Fisher College and holds an MBA from the William E. Simon School of Business of the University of Rochester. He is a Certified Public Accountant. He is on the Board of Directors of The Bell Company, LLC.

20

Executive Officers

Bernard J. Quinn has served as Senior Vice President since 2009 and Vice President of Property Management since 2003. From 2000 to 2003, Mr. Quinn was the Regional Vice President for the New York Metro Region and served on the Board of the New Jersey Apartment Association as Treasurer. Prior to joining the Company, Mr. Quinn was a Regional Property Manager for the Mill Creek Realty Group in Rosemont, Pennsylvania. Home Properties purchased Mill Creek's Philadelphia Region multifamily portfolio in 1997. Mr. Quinn is a graduate of Villanova University School of Business.

John E. Smith has served as Chief Investment Officer of the Company since 2006 and as Senior Vice President since 2001. From 1998 until 2001, he was a Vice President of the Company. Prior to joining the Company in 1997, Mr. Smith was general manager for Direct Response Marketing, Inc. and Executive Vice President for The Equity Network, Inc. Mr. Smith was Director of Investment Properties at Hunt Commercial Real Estate for 20 years. He has been a Certified Commercial Investment Member (CCIM) since 1982, is a New York State Certified Instructor and has taught accredited commercial real estate courses in four states.

21	2015 PROXY STATEMENT

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

To assist stockholders in finding important information, this Compensation Discussion and Analysis is organized as follows:

1.     EXECUTIVE SUMMARY

This executive summary:

•
Describes the Key Objectives of our executive compensation program;

•
Highlights 2014 Business Accomplishments;

•
Describes our Stockholder Engagement activities and how we responded; and

•
Illustrates how our Compensation Design Principals and Governance Practices protect and promote our stockholders' interests.

The remainder of this Compensation Discussion and Analysis:

•
Describes our process for setting executive compensation;

•
Highlights how our compensation design objectives and governance principles are governed by a Pay-for-Performance Framework that aligns our compensation practices with our stockholders' interests;

•
Explains the Compensation Committee's rationale for our executives' 2014 compensation; and

•
Illustrates how our executives' 2014 compensation correlates with our 2014 performance.
22

Compensation Discussion and Analysis

Our Named Executive Officers ("NEOs") for 2014 were:

NAME	TITLE

Edward J. Pettinella	President and Chief Executive Officer ("CEO")
David P. Gardner	Executive Vice President and Chief Financial Officer ("CFO")
Ann M. McCormick	Executive Vice President and General Counsel
John E. Smith	Senior Vice President and Chief Investment Officer
Bernard J. Quinn	Senior Vice President-Property Management Operations

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with the interests of our stockholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance for our stockholders, residents and communities. We also view compensation practices as a means for communicating our goals, standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•
Retain and hire top-caliber executives: Executives will have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels.

•
Pay-for-Performance: A significant portion of the annual compensation of our executives will vary with annual business performance and each individual's contribution to that performance.

•
Reward long-term growth and profitability: Executives will be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our stockholders.

•
Tie compensation to performance of our core business: A significant portion of our executives' compensation will be tied to measures of performance of our business.

•
Align compensation with stockholder interests: The interests of our executives will be linked with those of our stockholders through the risks and rewards of the ownership of our stock.
23	2015 PROXY STATEMENT

Compensation Discussion and Analysis

2014 Financial Highlights

•
Return on Invested Capital ("ROIC").  Achieved 6.9% ROIC - the best performance in the peer group demonstrating our out-performance in capturing long-term value driven by our acquisition and asset repositioning strategy.

Return on Invested Capital is recurring EBITDA, before the effect of partnership income and excluding capitalized interest, as a percent of average assets before accumulated depreciation and partnership income.

Peer average (excluding HME). The companies listed in the above table constitute our Multifamily Peer Group, which is further described on page 31, including the ticker symbols referenced above.

Source: KeyBanc Capital Markets Leaderboard 2/13/2015 and SNL Financial reflecting results through 12/31/2014.

•
Total Shareholder Return.  Delivered a strong 28.2% total shareholder return - the second highest in the Company's history.

•
Credit Rating.  Achieved BBB investment grade credit rating from Standard & Poor's Ratings Service, which represents the last of the investment grade ratings from the three primary agencies.

Standard & Poor's Ratings Services	BBB (Outlook Stable)
Moody's Investors Service	Baa2 (Outlook Stable)
Fitch Ratings	BBB (Outlook Positive)

We are now positioned to be an issuer of public debt, which would reduce our borrowing costs.
24

Compensation Discussion and Analysis

•
Debt and Credit Metrics.  We made significant progress on our multi-year plan to strengthen the balance sheet and increase financial flexibility.

•
Efficient G&A Expense Management.  Decreased general and administrative expenses by 6.4% and reduced G&A as a percentage of total revenue from 4.2% to 3.9%.

2014 Operational Highlights

•
Acquisitions.  We acquired $142 million in assets at a 6.3% cap rate. In addition, during 2014, we entered into a binding contract to acquire another multifamily community for $92 million. While all due diligence and other pre-closing matters were completed in 2014, the closing was delayed until early January 2015 to accommodate the seller's tax needs. These transactions met our stringent investment criteria and added communities in two of our smaller geographic markets, consistent with our long-term goal to improve operating efficiencies.

•
Dispositions.  We disposed of $217 million in assets with an unleveraged internal rate of return ("IRR") of 10%.

•
Exited New Development.  The executive team took a very difficult, but important, strategic step by recommending to the Board that we exit the business of new development. Significant effort was required to collect and analyze data and explore all options to develop a plan of action with the best outcome for the Company. As a result of successful execution and communication, the decision was favorably viewed by the investment community. This simplification of strategy allows us to focus on our core business of acquiring and repositioning assets, and it reduces corporate risk.

•
Committed to Existing Footprint.  We conducted an extensive review of potential new markets and our existing geographic footprint. This initiative resulted in the development of a list of key market attributes critical to success within our acquisition and repositioning model. Existing and potential markets were evaluated based on these attributes. No new markets were identified that meet our investment criteria, yet all of our existing markets did. We effectively communicated this strategic decision, reaffirming the commitment to grow in our existing markets.

•
Low Turnover.  Our resident turnover in 2014 was 39.9%, and is substantially below the 2014 peer average of 51.7%. We have historically delivered the lowest resident turnover among the public multifamily REIT peers. Low resident turnover translates into cost savings and earnings stability.
25	2015 PROXY STATEMENT

Compensation Discussion and Analysis

•
Corporate Governance.  Home Properties' corporate governance ranking was third highest among our public multifamily REIT peers evaluated in Green Street Advisors' 2014 annual report on Executive Compensation and Corporate Governance.

Stockholder Engagement

Stockholder engagement is an integral part of our business practices. Staying closely connected to stockholders provides an important feedback channel on a variety of topics including our operations, governance and compensation. Members of our executive management team talk to and solicit feedback from our investors through continual conversations and proactive outreach. For example, during 2014, we had more than 100 face-to-face interactions with investors through our attendance at five investor conferences, where we met with investors individually and in small groups. In addition, we met with various investors in their offices, in our offices and by telephone.

In 2014, 70.5% of the votes cast at our Annual Meeting were in favor of the advisory vote to approve executive compensation. Four of our top five largest investors, representing 44.2% of shares outstanding, voted in favor of our executive compensation program. While 2014 results reflected continued majority support of our program, this level of support was a decline from the prior year's advisory vote of 99%. The Compensation Committee and management wanted to engage our stockholders on this matter to better understand their perspectives regarding our executive compensation program and practices.

Following our 2014 Annual Meeting, we reached out to 26 of our largest stockholders representing more than 75% of outstanding shares. We requested meetings to discuss our executive compensation practices and any other topics of interest. We offered to include members of our Board in those meetings. While we ultimately received positive responses from, and had one-on-one conversations with the holders of approximately 35% of our outstanding stock, none of those respondents requested Board participation. Our CFO, General Counsel and Senior Vice President - Human Resources did participate. We also received feedback from our largest stockholder (owner of more than 15% of outstanding shares) that they support our compensation program and practices and that no call on the topic was necessary. Executives from the Company did meet with this investor several times over the course of the year to discuss other topics. We also engaged the stockholder advisory firms of Institutional Shareholder Services and Glass Lewis in discussions regarding our executive compensation practices.

26

Compensation Discussion and Analysis

We believe the majority of our stockholders support our overall compensation philosophy, program and practices. While stockholders provided varying perspectives about executive compensation, based on the feedback received, the Compensation Committee made changes that are responsive to these comments and in the best interests of the Company and its stockholders. The chart below summarizes the key points we heard, what actions the Compensation Committee and Board took and when the changes took effect.

WHAT WE HEARD?	WHAT WE DID:

The Net Operating Income ("NOI") metric in the 2013 annual cash bonus plan provided an opportunity to earn compensation at Target even though growth in NOI lagged peer performance.	1.

In our outreach efforts, we highlighted that our operational tendencies are different from our peers and explained that we were targeting four percent growth in NOI in 2013.

Please see further discussion of our unique operational tendencies on pages 31 and 32.

	2.

We modified our cash bonus plan metrics to eliminate any opportunity to earn compensation at Target for underperformance by changing the NOI metric from a relative to an absolute metric. Effective for the 2014 annual cash incentive award.

Please see further discussion of this on pages 32 and 37.

ROIC is a preferred metric to evaluate performance in the real estate industry.		We added ROIC as a relative metric to capture our unique repositioning operating strategy. Effective for the 2014 annual cash incentive award. Please see further discussion of this on pages 32 and 37.

Performance-based equity plan performance goals do not appear rigorous.	1.

In our outreach efforts, we noted that the Compensation Committee's independent consultant had performed rigorous backtesting of our performance-based equity plan and that based on actual performance for the 10-three year periods between 2002 and 2013, the plan would have produced an average earnout of 84% of Target while stockholders, over the same period, experienced total shareholder return of 10%.

	2.

The Board increased the rigor of the performance measures so that absolute total shareholder return had to exceed both relative measures by 50 basis points and by 500 basis points to achieve Target and Maximum level awards, respectively. Effective for the 2014 grant for the 2014-2016 performance period.

Please see further discussion of this on page 43.

	3.

The Board further increased the rigor of the performance measures by requiring that our absolute total shareholder return must rank at or above the 30th percentile to reach even the minimum award on the relative measures. The Board also recalibrated the performance mix by increasing the weighting of one of the relative measures and decreasing the absolute measure. Effective for the 2015 grant for the 2015-2017 performance period.

Please see further discussion of this on page 45.

27	2015 PROXY STATEMENT

Compensation Discussion and Analysis

Compensation Design Principles and Governance Practices

We intend for our executive compensation design and our compensation governance practices to protect and promote our stockholders' interests.

DESIGN PRINCIPLES

WHAT WE DO:		WHAT WE DON'T DO:

✓	Link pay to performance. We reward our NEOs based upon the value they add.	x	Incent short-term results to the detriment of long-term goals.

✓	Put pay at risk based on performance. 82% of our CEO's pay and 68% of our other NEO's pay is at-risk.	x	Incent excessively risky business strategies.

✓	Structure our long-term equity incentive plan with a significant performance period and a one year additional vesting period for half of the equity earned.	x	Issue excessive amounts of equity.

✓	Compensate fairly and competitively, but not excessively.	x	Provide any perquisites to our executives.

✓	Set meaningful and measurable performance goals at the beginning of the performance period.	x	Use discretion versus established performance metrics to determine compensation.

GOVERNANCE PRACTICES

WHAT WE DO:		WHAT WE DON'T DO:

✓	Require significant stock ownership. Our requirements are robust.	x	Provide NEOs with tax gross-ups upon a change in control. Taxes are our NEO's responsibility.

✓	Provide for "clawbacks." We can recoup cash incentive compensation in the event of certain financial restatements.	x	Re-price underwater stock options. We do not re-price outstanding stock options, whether vested or unvested.

✓	Prohibit hedging or short sales.	x	Pay dividends on unvested or unearned performance shares. We do not pay accrued dividend equivalents unless and until the applicable performance targets are met and we deliver the shares awarded.

✓	The Compensation Committee retains an independent compensation consultant. The consultant does not work for the Company other than advising the Compensation Committee.	x	Provide separate benefit plans for our NEOs. Our NEOs participate in the same benefit plans available to salaried employees.

✓	Perform an annual compensation risk assessment.

✓	Engage stockholders. See the discussion on page 26.

✓	In the event of a change in control, pay severance and vest equity only upon a double trigger. "Double trigger" requires both a change in control and termination of the executive's employment.

28

Compensation Discussion and Analysis

2.     COMPENSATION METHODOLOGY AND PROCESS

Pay-for-Performance Framework

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our stockholders. This goal affects the compensation elements we use and our compensation decisions. Our pay-for-performance framework ensures that our compensation program rewards sustained financial and operating performance and aligns the executives' long-term interests with those of our stockholders and motivates executives to remain with the Company for long and productive careers built on expertise.

Independent Review and Approval of Executive Compensation

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives related to compensation for the majority of salaried employees. The Compensation Committee evaluates the NEOs' performances in relation to established goals and ultimately approves the compensation for the NEOs (except for the CEO) after evaluating their total compensation. See the "Board Committee Membership and Functions" section of this Proxy Statement for a detailed listing of Compensation Committee responsibilities and members.

The Compensation Committee does not delegate any substantive responsibility related to the compensation of NEOs and exercises its independent judgment when approving executive compensation. No member of the Compensation Committee is a former or current officer of the Company or any of its subsidiaries. They are all independent under current NYSE listing standards,

The Compensation Committee periodically reviews compensation to ensure its alignment with our business strategy, the Company's performance, and the interests of our employees and stockholders. In addition, the Compensation Committee periodically reviews market practices for all elements of executive compensation and approves necessary adjustment to remain competitive.

The Compensation Committee takes into account the aggregate amount and mix of all components of compensation when considering compensation decisions affecting the CEO and the other executive officers. The Compensation Committee considers whether any components of executive compensation might lead to excessive risk taking by management and whether any features of the executive compensation program appropriately mitigate any risks.

The Compensation Committee directs an annual evaluation process of the CEO. Generally, at the first Board meeting each year, the full Board (in executive session without the CEO present) evaluates the CEO's performance. The Compensation Committee considers the Board's evaluation when providing recommendations to the Board for the CEO's compensation. The Compensation Committee's recommendation for the CEO's compensation is presented to and approved by the independent members of the Board. The CEO does not play a role in and is not present during discussions regarding his own compensation.

The CEO plays a significant role in setting the compensation for the other NEOs by providing recommendations to the Compensation Committee. The Compensation Committee has the discretion to accept, reject, or modify the CEO's recommendation. The other NEOS are not present during these discussions.

Members of the Company's Human Resources Department support the Compensation Committee and its work and, in some cases, act pursuant to delegated authority to fulfill various functions, but only in connection with the administration of the Company's approved compensation programs.

The Role of the Compensation Committee's Consultant

The Compensation Committee has sole authority under its Charter to retain advisors and consultants as it deems appropriate. The Compensation Committee has retained FPL Associates, L.P. ("FPL") as its compensation consultant.

29	2015 PROXY STATEMENT

Compensation Discussion and Analysis

FPL attends Compensation Committee meetings, reviews compensation data with the Committee, and participates in general discussions regarding executive compensation issues. Management works with FPL at the Compensation Committee's direction to develop materials and analysis essential to the Compensation Committee's compensation evaluations and determination. Such materials include competitive market assessments.

FPL regularly participates in executive sessions with the Compensation Committee (without any of the Company's personnel or executives present) to discuss compensation matters. FPL does not provide any other services to the Company and has no other direct or indirect business relationships with the Company. Taking these and other factors into account, the Compensation Committee has determined that the work performed by FPL does not raise any conflicts of interest.

Use of Peer Groups

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the Compensation Committee regularly reviews the market data, pay practices and ranges of our "peer" companies to ensure that we continue to offer a relevant and competitive executive pay program each year. Throughout this Compensation Discussion and Analysis, we refer to two distinct peer groups, as described below, as well as to survey data (the "Survey Data") obtained from NAREIT, which is the trade association for real estate investment trusts and publicly traded real estate companies with an interest in U.S. property and investment market.

Typically, for the CEO and the CFO, the Compensation Committee reviews the Multifamily Peer Group data to determine the appropriate level of compensation. For the other NEOs, peer group data is not as comparable as titles and the responsibilities associated with the positions vary from company to company. Therefore, with respect to other NEOs, the Compensation Committee may rely more heavily on the Survey Data in their compensation deliberations. In certain instances, some interpolation between market data points was made as the responsibilities associated with a NEO's position did not match the responsibilities described as being associated with the data point. The Size-Based Peer Group is primarily used for benchmarking our overall compensation practices.

PEER GROUP	DESCRIPTION	PURPOSE	SOURCE

Multifamily Peer Group (9 companies)	Represents public Real Estate Investment Trusts within the multifamily sector with operations that most nearly approximate our business.	To understand how each NEO's total compensation compares with the total compensation for reasonably similar positions at our most direct competitors in the apartment industry and to calculate performance for certain relative metrics.	Gathered from The Leaderboard dated December 31, 2014 by KeyBanc Capital Markets and from these companies' proxy statements and other public disclosures.

Size-Based Peer Group (13 companies)	Represents public real estate investment trusts of similar size in terms of market capitalization that also have active operations.	To periodically compare our overall compensation practices against a broader mix of companies to ensure that our compensation practices are reasonable in light of the size of the organization.	Gathered from a proprietary source of compensation and data analysis developed by FPL.

The Compensation Committee periodically reviews and updates the companies that comprise its peer groups. In 2014, with FPL's assistance, the Compensation Committee developed the new Size-Based Peer Group to complement the existing Multifamily Peer Group. The Compensation Committee felt that it was appropriate to add this new peer group in reaction to the decrease in the number of asset-based peers as a result of consolidation within the multifamily sector. The Compensation Committee wanted to ensure that its benchmarking practices remained appropriately robust.

30

Compensation Discussion and Analysis

The Multifamily Peer Group currently consists of the following companies (in alphabetical order):

COMPANY NAME	COMPANY TICKER	ENTERPRISE VALUE ($ BILLION) 12/31/14

Apartment Investment and Mgmt. Company	AIV	10.2
Associated Estates Corporation	AEC	2.1
AvalonBay Communities, Inc.	AVB	27.7
Camden Property Trust	CPT	9.4
Equity Residential	EQR	38.7
Essex Property Trust, Inc.	ESS	19.0
Home Properties, Inc.	HME	6.9
Mid-America Apartment Communities, Inc.	MAA	9.3
Post Properties, Inc.	PPS	4.0
UDR, Inc.	UDR	12.7

The Size-Based Peer Group currently consists of the following companies (in alphabetical order):

COMPANY NAME	COMPANY TICKER	ENTERPRISE VALUE ($ BILLION) 12/31/14

American Campus Communities, Inc.	ACC	7.4
BioMed Realty Trust, Inc.	BMR	7.2
Brandywine Realty Trust	BDN	5.4
Mack-Cali Realty Corporation	CLI	4.1
Camden Property Trust	CPT	9.4
Douglas Emmett, Inc.	DEI	8.4
Equity Lifestyle Properties, Inc.	ELS	6.9
Extra Space Storage Inc.	EXR	9.4
Highwoods Properties, Inc.	HIW	6.4
Home Properties, Inc.	HME	6.9
Mid-America Apartment Communities, Inc.	MAA	9.3
Piedmont Office Realty Trust, Inc.	PDM	5.1
Regency Centers Corporation	REG	8.7
Retail Properties of America, Inc.	RPAI	6.4

Unique Operating Strategy and Performance

To completely understand our Pay-for-Performance alignment, it is important to understand our Company's unique operating strategy and how that impacts our operating performance. We target Class C/B quality assets that attract low to middle income residents and reposition those assets by investing significant amounts of capital. Our peers prefer to buy or build Class A properties.

Our type of housing results in less volatile NOI. Generally, our highs are not as high and our lows are not as low as those experienced by our multifamily peers. As demonstrated in the graph below, our NOI growth stayed positive while our peers averaged negative 3.9% NOI from 2002 to 2004 and negative 3.4% from 2009 to 2010.

31	2015 PROXY STATEMENT

Compensation Discussion and Analysis

Our NOI average over the period 2002-2014 was 3.4% as compared to our Multifamily Peer Group average of 2.0% demonstrating our significant out-performance over a full economic cycle.

Leading up to 2013, our NOI performance was superior to that of our peers for each of the previous five years. Due to our unique operating tendencies, it is difficult to continue this performance into a post-recessionary period, particularly when peers have much easier comparables from low or negative growth years. That difficulty factored into our NOI growth for 2013 and 2014.

Source: Public filings

*
Average of the Multifamily Peer Group, as well as BRE Properties, Inc. and Colonial Properties Trust prior to their consolidation with other companies in 2014 and 2013, respectively.

We expect the cyclical nature of the multifamily sector and our unique operating strategy to continue. For that reason, the Compensation Committee changed our cash incentive program in 2014 and replaced the relative NOI metric with an absolute NOI metric. The NOI metric has been retained due to its importance in the evaluation of performance for the multifamily industry as well as its connection to the creation of long-term stockholder value. By targeting absolute performance, the metric will provide a more concrete target for participants and increased visibility for stockholders.

The Compensation Committee and the Board felt that it was important to capture our unique repositioning strategy and they wanted to retain a relative metric so they added ROIC, which is a standard financial metric in the real estate industry. The Compensation Committee believes that our performance under the ROIC metric will appropriately measure our success in using capital to generate returns and create long-term stockholder value.

3.     SIGNIFICANT PAY AT RISK

Approximately 82% of the Total Direct Compensation delivered to our CEO and 68% delivered to our NEOs is at risk. By "at risk," we mean there is no guarantee that the compensation values targeted at the time individual award levels were established will be realized. The annual cash incentive payout is 100% at risk and tied completely to goals established at the beginning of each year. In addition, regardless of the actual level of achievement of those goals, the Compensation Committee has discretion to reduce annual incentive compensation payout up to 100% for the CEO and up to 50% for other NEOs. Performance-based equity awards, which are described later in the Proxy Statement, can be rendered worthless as well if, for any given three-year period, the absolute shareholder return is less than 7% and if the relative returns fall outside of the ranges specified in the grant. Lastly, service-

32

Compensation Discussion and Analysis

based equity awards, also described later in this Proxy Statement, can deteriorate markedly in value from the grant date if our stock performs poorly. Therefore, for the NEOs to sustain competitive pay relative to industry peers, we must show sustained competitive performance and our stockholders must be rewarded with competitive total shareholder return results. These "at risk" features demonstrate management's alignment with stockholders' interests.

In 2014, the portion of Mr. Pettinella's total compensation that was at risk along with the other NEOs, is illustrated as follows:

CEO Total Direct Compensation(1)	Other NEO Total Direct Compensation(1)

(1)
The term Total Direct Compensation means the aggregate of base salary, actual annual cash incentive award for 2014 performance (paid in 2015), and the grant date fair value of equity granted in 2014, all as included in the Summary Compensation Table on Page     .

In addition, the amount of cash compensation earned in 2014 in the form of salary and annual cash incentive award in proportion to Total Direct Compensation for the NEOs ranges from 35% to 50%, with the Chief Executive Officer receiving the lowest percentage of his Total Direct Compensation in the form of cash. With respect to cash received, the CEO received the highest percentage among the NEOs of his cash compensation in the form of annual cash incentive award rather than salary. He also received the highest percentage of his Total Direct Compensation in the form of equity. As depicted in the charts above, this is consistent with the Compensation Committee's philosophy that the proportion of an individual's Total Direct Compensation that varies with Company performance should increase as the individual's Total Direct Compensation and business responsibilities increase.

33	2015 PROXY STATEMENT

Compensation Discussion and Analysis

4.     OVERVIEW OF 2014 COMPENSATION PROGRAM

The following table summarizes the specific elements in our 2014 compensation program for our NEOs and each element's program objectives. A more detailed discussion of these elements follows this table.

ELEMENT	DESCRIPTION	PROGRAM OBJECTIVES

Annual Cash Compensation

Base Salary	Fixed cash compensation component based on the NEO's role and responsibilities. Reviewed annually and adjusted if and when appropriate.	• Compensate executives fairly for the responsibility level of the position held • Retain and attract talent

Annual Cash Incentive Program	"At Risk" variable compensation component. Annual incentive with target award amounts for each NEO. Actual cash awards may be higher or lower than target, based on business, team and individual performance.

•

Motivate and reward executives for achieving short-term (annual) business objectives

•

Drive accountability and top performance

o

Across entire organization

o

Within the management team

o

Individual contributions

Long-Term Stock-Based Incentive Compensation

Performance-Based Restricted Stock Units	"At Risk" variable compensation component. Each NEO receives a grant of performance shares at the outset of a three-year performance cycle. Grants are based on a percentage of base salary. Actual awards are determined at the end of the performance cycle by evaluating actual performance against corporate performance targets. Awards are paid in Company common stock.

•

Motivate and reward executives by tying incentives to the achievement of multi-year TSR performance to reinforce link between executives and stockholders

•

Focus executives on long-term value creation

•

Retain and attract talent

Service-Based Restricted Stock Units	Each NEO has a grant opportunity based upon his or her role, long-term performance, and potential for advancement. Restricted stock vests ratably over three years.	• Retain and attract talent • Drive top-tier performance o Long-term individual contributions o Recognize advancement potential • Enhance stock ownership/align with stockholders' interests

Other Benefits

Deferred Bonus Plan and Voluntary Non-Qualified Deferred Compensation Plan	Executive officers may elect to defer, on a pre-tax basis, certain compensation elements with flexible distribution options to meet future financial goals.	• Retain and attract talent • Provide opportunity for future financial security

Retirement Savings Plan	Executive officers' contributions are matched up to a limit. Account balances are typically payable after an executive officer terminates employment with the Company.	• Retain and attract talent • Provide opportunity for financial security in retirement

Change in Control Plan	Enhanced benefits in the event an executive officer is terminated following a defined change in control.	• Retain talent • Focus on delivering top-tier shareholder value in periods of uncertainty • Support effective transition

Health, welfare and other benefits	Provided on the same basis as provided to other full-time employees.	• Retain and attract talent • Promote health

34

Compensation Discussion and Analysis

5.     BASE SALARY

Base salary is a fixed, competitive component of the total direct compensation and is determined by considering the relative importance of the position, the competitive marketplace and the individual's performance and contributions based on responsibilities, skills and experience. Base salaries are reviewed annually in light of market practices and changes in responsibilities and are typically increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities or for market adjustments to maintain competitiveness.

How the CEO's Base Salary is Determined

The Compensation Committee's independent consultant reviews and reports to the Compensation Committee on the relationship of Mr. Pettinella's base salary to that of his peers in our Multifamily and Size-Based Peer Groups and as compared to the Survey Data. The Compensation Committee does not have a predetermined target or range as an objective for Mr. Pettinella's base salary. Instead, the Compensation Committee exercises its discretion, taking into account the data provided by the independent consultant, the relative size, scope and complexity of our business, Mr. Pettinella's performance, including the annual performance assessment completed by each member of the Board of Directors and Mr. Pettinella's direct reports, as well as the aggregate amount of Mr. Pettinella's compensation package. After considering the totality of these elements, the Compensation Committee makes a recommendation to the independent directors, and the independent directors determine Mr. Pettinella's base salary.

How the Other NEOs' Base Salaries are Determined

On an annual basis, the Compensation Committee reviews and approves salary adjustments for the other NEOs based on a review of the Survey Data and the Multifamily and Size-Based Peer Groups data. Other factors considered by the Compensation Committee include Mr. Pettinella's recommendations, the individuals' job responsibilities, performance and experience, including specific experience in the position and the Company's overall budget for merit increases. In certain instances, some interpolation between market data points is made as the responsibilities associated with a particular NEO may not match the responsibilities associated with a data point.

Adjustments in 2014 Base Salaries

The 2014 benchmarking analysis demonstrated that the NEOs' base salaries were generally in line with the market with one salary adjustment approved due to increase in the scope of job responsibilities.

NEO	TITLE	2013 BASE SALARY ($)	2014 BASE SALARY ($)	ADJUSTMENT FOR 2014

Edward J. Pettinella(1)	President and CEO	550,000	550,000	0.0%
David P. Gardner	EVP and CFO	350,000	350,000	0.0%
Ann M. McCormick	EVP and General Counsel	310,000	310,000	0.0%
John E. Smith	Senior Vice President	280,000	280,000	0.0%
Bernard J. Quinn(2)	Senior Vice President	280,000	290,000	3.6%

(1)
Mr. Pettinella has not received a base salary increase during the last eight years.

(2)
Mr. Quinn's responsibilities increased in 2014 to include management of the marketing, contact center and safety functions.

6.     ANNUAL CASH INCENTIVE AWARDS

The goal of our variable cash incentive plan (the "Bonus Plan") is to motivate executive officers and certain other full-time employees to maximize annual operating and financial performance to drive stockholder value based on our annual performance. The Bonus Plan is a one-year plan based on operating, team and individual performance and cash bonus amounts are directly tied to achievement of critical performance metrics. To the extent that the

35	2015 PROXY STATEMENT

Compensation Discussion and Analysis

level of actual achievement falls between the established Threshold, Target and Maximum levels, calculation of the amount of the award is interpolated on a straight-line basis.

The following table sets forth the Threshold, Target and Maximum annual bonus levels established in January 2014 and the actual bonus payments made in February 2015 with respect to 2014 performance for each of the NEOs. Goals and achievements are discussed further below:

NAME	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	ACTUAL CASH BONUS ($)	% OF TARGET

Edward J. Pettinella	330,000	660,000	990,000	516,120	78
David P. Gardner	157,500	315,000	472,500	244,755	78
Ann M. McCormick	139,500	279,000	418,500	213,993	77
John E. Smith	84,000	168,000	252,000	129,696	77
Bernard J. Quinn	87,000	174,000	261,000	132,508	76

The actual bonuses awarded reflect the following components for the CEO and other NEOs:

COMPONENT	WEIGHTING

Financial Goals	60%
Management Effectiveness Goals	20%
Individual Goals	20%

Total	100%

Financial Goals

The financial goals component of the annual cash bonus included three categories of performance goals, with each weighted equally. The financial goals established for 2014, the Compensation Committee's rationale for establishing them, and the performance level achieved for each goal are described below:

Operating Funds From Operations on a per share diluted basis on an absolute basis was set at:

Threshold	$4.45
Target	$4.53
Maximum	$4.61

Rationale:The Compensation Committee considers Funds From Operations ("FFO") to be an important indicator of the Company's overall financial performance. It also is a metric typically evaluated by investors and analysts and is used by many of our peers to evaluate performance. Operating FFO is FFO as adjusted net of costs associated with the acquisition of real estate. This goal was established by the Board at the beginning of 2014 based on our forecast for 2014 as disclosed in our public guidance. The Target level is set at the mid-point of our forecasted and disclosed expectations. The Operating OFFO Target established for 2014 was higher than the Target and actual Operating FFO results for 2013 ($4.39 and $4.37, respectively).

Performance:Actual Operating FFO was $4.39 per share, which was below the Threshold level so no bonus was earned for this component. Financial results for 2014 were negatively impacted by several unanticipated and unbudgeted factors including record-breaking winter weather, our exit from new development business, several significant apartment fires and the lingering soft market conditions in our largest region, suburban District of Columbia.

36

Compensation Discussion and Analysis

Same Store NOI Growth on an absolute basis was set at:

Threshold	2.5%
Target	3.0%
Maximum	3.5%

Rationale:The Compensation Committee considers same store NOI to be an important driver of real estate property values and stockholder value. It also is a metric typically evaluated by investors and analysts and is used by many of our peers to evaluate performance. This goal was established by the Board based on our forecast for 2014 as disclosed in our public guidance. The Target level is set at the mid-point of our forecasted and disclosed expectations. Prior to 2014, the NOI metric included in the Bonus Plan was a relative metric comparing our performance to those companies in our Multifamily Peer Group. An explanation for the decision to change this metric from a relative to an absolute measure is included on page 32.

Performance:Actual same store NOI growth was 1.5%, which was below the Threshold level so no bonus was earned for this component. As noted above, most of the factors that negatively impacted Operating FFO similarly impacted same store NOI results.

ROIC on a relative basis was set at:

Threshold	5th Place
Target	3rd Place
Maximum	1st Place

Rationale:The Compensation Committee considers that relative ROIC captures our unique value proposition of repositioning assets through strategic capital expenditures that drive long-term stockholder value. The Compensation Committee decided to add ROIC as a financial goal in 2014. An explanation for the decision to add this metric is included on page 32. Since this metric captures our unique operating strategy, the Compensation Committee set rigorous goals for performance, with median performance required for any payout and outperformance required for a Target payout.

Performance:We achieved first place among the Multifamily Peer Group on this metric resulting in a Maximum payout earned for this component.

Management Effectiveness Goals

Management Effectiveness Goals are collective operational goals which were recommended by the executive team for approval by the Compensation Committee and the full Board. These goals are developed in connection with the annual strategic planning process and represent key plans and initiatives that the executive team believes will drive short-term performance while adding long-term value. Threshold, Target and Maximum performance pay-out levels are established by the Compensation Committee. The Management Effectiveness Goals have always included a targeted range for acquisitions and dispositions along with specific capital markets, property management, technology, human capital and other initiatives.

Some of the achievement levels are very quantitative, such as the level of acquisitions and dispositions. Achievement of other Management Effectiveness Goals is more qualitative and the Compensation Committee looks to Mr. Pettinella and the executive team to provide significant supporting evidence regarding achievement of those goals before assigning a final score, which is then recommended to the full Board for approval.

37	2015 PROXY STATEMENT

Compensation Discussion and Analysis

For 2014, the Management Effectiveness Goals, their weighting in terms of this component of the 2014 bonus and the performance levels achieved are described below.

GOAL	WEIGHTING	DESCRIPTION	% OF TARGET ACHIEVED

Level of Acquisitions	3.5%	Acquire $150-$250 Million	135%
Level of Dispositions	3.5%	Dispose of $50-$150 Million	150%
Analyze Markets	2.0%	Analyze existing and potential new markets for incremental acquisition opportunities	100%
Capital Markets	4.0%	Achieve S&P rating Maintain key credit metrics	100%
Miscellaneous	7.0%	Include property management, human resources, capital and investor relations activities	118%
Total	20%	Weighted Average	121%

In approving a final score for 2014 with respect to the Management Effectiveness Goals, the Compensation Committee and the full Board considered several accomplishments, including the following:

•
the successful achievement of acquisition and disposition goals;

•
a thorough analysis of current and potential new markets was completed resulting in a strategic decision to reaffirm commitment to existing markets;

•
the desired investment grade credit rating of BBB was obtained from Standard & Poors Ratings Service and debt and credit metrics were maintained or improved;

•
a detailed perception study was commissioned and completed and a related action plan developed and implemented, including the exit from the new development business; and

•
several technology implementations were completed leading to additional operational efficiencies.

Individual Goals

Each of the NEOs worked with Mr. Pettinella to develop no fewer than three Individual Goals for 2014. Mr. Pettinella developed his own Individual Goals for 2014, which he then presented to the Compensation Committee. His final 2014 goals were considered by the Board in executive session and approved.

In January 2015, each NEO other than the CEO initially self-scored achievement of their 2014 Individual Goals. Mr. Pettinella then led an internal compensation committee which considered the scoring provided by each of the other NEOs and in many cases modified that scoring. The resulting scores were aggregated and presented to the Compensation Committee for consideration and approval. In an executive session, the Compensation Committee discussed Mr. Pettinella's achievement of his Individual Goals. Following that discussion, the Compensation Committee made a recommendation for approval by the full Board in executive session.

The performance level achieved by the NEOs ranged from 113% to 120% of Target, with an average of 116% of Target. The Board of Directors determined that Mr. Pettinella's level of performance with respect to his 2014 Individual Goals was 120% of Target.

38

Compensation Discussion and Analysis

Individual Goals for the NEOs for 2014 were equally weighted and included the following achievements:

  Edward J. Pettinella: (i) proactively managed sources and uses of capital; (ii) led a comprehensive review of the Company's strategic plan and portfolio allocations; and (iii) attracted, retained and mentored a skilled management team.

  David P. Gardner: (i) secured an investment grade rating from Standard and Poor's Ratings Service; (ii) maintained and improved key debt and credit metrics; and (iii) pursued future issuance of unsecured public bonds.

  Ann M. McCormick: (i) obtained stockholder approval to increase shares available under the 2011 Stock Benefit Plan; (ii) obtained stockholder approval to increase the authorized number of shares of common stock; and (iii) ensured continued compliance with SEC and NYSE rules and regulations.

  John E. Smith: (i) acquired $234 million in acquisitions; (ii) disposed of $217 million in gross dispositions; and (iii) evaluated new and existing markets.

  Bernard J. Quinn: (i) completed the rollout of online applications at all properties; (ii) identified opportunities to employ technology to drive efficiencies; and (iii) continued safety initiative programs to reduce incidents.

Compensation Committee and Board Discretion

Regardless of the actual level of achievement of the established goals, the Compensation Committee has discretion to reduce the CEOs annual incentive compensation payment by up to 100% and by up to 50% for the other NEOs. The Compensation Committee did not make any discretionary adjustments with respect to the 2014 earned annual cash incentive. In making its determination as to what portion of the earned 2014 bonus (paid in 2015) should be paid to the NEOs, the Compensation Committee considered a variety of factors including the level of performance with respect to the 2014 goals under the Bonus Plan, leadership and managerial competencies, execution of the company's business plan and overall business strategy, the Company's absolute and relative financial performance, as well as, with respect to the CEO, results from the performance appraisal completed by Directors and the CEO's direct reports.

For example, while it did not recommend any adjustments to the performance level of the Financial Goals, the Compensation Committee considered that achievement of the Operating FFO goal was negatively impacted by factors that had not been anticipated at the beginning of 2014, including extraordinarily high winter weather costs associated with the record-breaking harsh 2014 winter and costs associated with the decision to exit the development business. With respect to achievement of the same store NOI goal, the Compensation Committee recognized that income was negatively impacted by low year-over-year growth in our largest market-suburban District of Columbia. Same store revenue growth in that region of 1.2% brought down overall revenue growth, which in the fourth quarter 2014 was 4.4% for the rest of the portfolio. Notwithstanding, our NOI performance in the DC market ranked number one among our peers with apartment properties in that market. The Compensation Committee considered that NOI growth also was negatively impacted by expenses associated with the extreme winter weather. In addition, the Compensation Committee evaluated other business accomplishments achieved in 2014, including those described on pages 24 and 25.

The Compensation Committee weighed the above factors and the very favorable evaluation of Mr. Pettinella by senior management and the Board, and on January 31, 2015 recommended, and the full Board approved, that no discretionary adjustment should be made to the CEO's 2014 earned annual cash incentive. With respect to the other NEOs, the Compensation Committee weighed the above factors as well as the recommendations of Mr. Pettinella. Based on the Compensation Committee's consideration of all the criteria, no discretionary adjustments were made to the other NEOs' 2014 earned annual cash incentive.

39	2015 PROXY STATEMENT

Compensation Discussion and Analysis

In the aggregate, the amount paid represented 77.5% of the Target level as demonstrated in the following chart.

METRIC	WEIGHT	THRESHOLD	TARGET	MAXIMUM	ACTUAL		% OF TARGET ACHIEVED

Operating FFO	20%	$4.45	$4.53	$4.61	$4.39		0%
Same Store NOI Growth	20%	2.5%	3.0%	3.5%	1.5%		0%
ROIC	20%	5th Place	3rd Place	1st Place	1st Place		150%
Management Effectiveness(1)	20%	1	2	3	2.42		121%
Individual Goals(1)	20%	1	2	3	2.31	(2)	116%
Total	100%						77.5%

(1)
Scoring for the Management Effectiveness Goals and the Individual Goals was set at 1.0 for Threshold, 2.0 for Target and 3.0 for Maximum.

(2)
Represents the average achieved by the NEOs, including the CEO, as a group.

Mandatory Clawback

On an annual basis, the Company enters into a Bonus Repayment Agreement, which is more commonly known as a "clawback," with each of the NEOs and all other executive officers as well as the Controller. The Agreement states that the Company may recover cash incentive compensation in the event of a restatement of financial results. Under the Agreement, each individual is required to return to the Company so much of the cash bonus paid to them for services rendered during the restated period that would not have been paid if the restated financial results originally had been stated correctly.

7.     LONG-TERM STOCK BASED COMPENSATION

We provide equity incentive awards to our NEOs, as well as other key employees, in order to increase their personal stake in the Company's success and motivate them to enhance the long-term value of the Company. We believe equity incentive awards further reinforces the link between the interests of our stockholders and motivates our officers to improve our multi-year performance. Although the Compensation Committee does not target a specific mix of equity versus cash compensation when setting awards each year, it does strive to deliver a relatively large portion of the NEOs' overall compensation in the form of equity.

On an annual basis, the Compensation Committee reviews and approves the equity incentives to be issued to each of the NEOs for that year. At the same time, it makes a recommendation relating to the CEO to the full Board for approval at an executive session.

Performance-Based Equity Program

In 2011, the Board approved a performance-based equity program for the executive officers, including the NEOs (the "Performance-Based Equity Program") with the first grant made in 2012.

Key highlights of the Performance-Based Equity Program are as follows:

•
This is a forward-looking grant program on a three-year rolling performance period.

•
Under this program, 75% of the total award value is performance-based subject to three TSR performance measures (the "Performance-Based Awards" or "Performance-Based RSUs"). Fifty percent of the Performance-Based Awards that are earned vest at the end of the applicable performance period and fifty percent vest one year later.

•
Twenty-five percent of the total award is time-based, otherwise known as service-vested and subject to continued employment with the Company (the "Service-Based Award" or "Service-Based RSUs"). These awards vest over three years.
40

Compensation Discussion and Analysis

•
The equity award takes the form of Restricted Stock Units, or "RSUs". Upon fulfillment of the restrictions, the executive is eligible to receive one share of Common Stock for each RSU. In this program, the "restrictions" are fulfilled by achieving established performance measures (75%) and/or by service and time (25%).

IMPORTANT NOTE REGARDING THE 2012 AWARD

The Performance-Based Equity Program replaced a prior equity plan pursuant to which options and service-based restricted stock were issued and which was designed to reward executives for prior performance. The first grant made under the new Performance-Based Equity Program was made in 2012 for the performance period 2012-2014 (the "2012 Grant"). The grant date fair value of that initial grant is included in the Summary Compensation Table on page 50 under the heading "Stock Awards" for 2012. To transition to the Performance-Based Equity Program that measures forward-looking three-year performance, in May 2012, the NEOs were awarded options and shares of restricted stock under the prior equity plan as a reward for 2011 performance. The value of that grant (the "2012 Transitional Award") also is included in the Summary Compensation Table under 2012 "Option Awards" and "Stock Awards," making 2012 the only year where there was a grant to all of the NEOs under both the prior and the current plans. The following timeline represents the transition from the prior plan to the Performance-Based Equity Program.

41	2015 PROXY STATEMENT

Compensation Discussion and Analysis

The following charts demonstrate the impact of that 2012 Transitional Award on our pay and performance alignment. Our annualized TSR for 2011, 2012 and 2013 ranked at the 26th percentile of the aggregate of our Multifamily and Size-Based Peer Groups (the "Peers") while the total compensation paid to our NEOs during that time period, excluding the value of the 2012 Transitional Award, was at the 37th percentile of the Peers versus the 58th percentile if the 2012 Transitional Award is included.

Pay and performance alignment is an important metric and is used to evaluate the appropriateness of total compensation for the NEOs. As reflected in the chart on the right, strong pay and performance alignment is demonstrated when the Transitional Award is excluded.

The data in the above charts includes the total compensation paid to our NEOs and to the named executive officers of the Peers as taken directly from the Summary Compensation Tables included in Proxy Statements for 2011, 2012 and 2013, with the exception of the exclusion of the value of the 2012 Transitional Award on the right chart. While TSR is available for the more recent three-year period of 2012-2014, the period of 2011-2012 is used for TSR to be consistent with the compensation information, which is not yet available for 2014 for most of the Peers.

Rationale for Using Total Shareholder Return

The Compensation Committee believes that TSR is the best overall Pay-for-Performance measure to align our NEOs' performance with stockholder interests. TSR is the standard metric for stockholders to use in measuring Company performance because it easily allows for meaningful comparisons of our performance relative to other companies within our same industry, and it also allows for easy comparison with our stockholders' other investment alternatives.

In addition, the Compensation Committee believes that TSR is the measure that encourages the Company to adopt strategies and execute against those strategies to sustain its performance against its peers and against the broader market. Finally, TSR as an incentive metric is not vulnerable, as other financial metrics can be, to actions that optimize short-term gains at the expense of long-term value creation.

The value of the performance share payout depends on our absolute TSR and how our TSR ranks relative to that of two NAREIT TSR indexes described on the following page, over a three-year performance period. TSR combines changes in stock price and dividends paid to show the total return to stockholders, expressed as an annualized percentage. The calculation assumes that dividends are reinvested in additional shares.

42

Compensation Discussion and Analysis

Review of 2014 Long-Term Incentive Awards

The metrics approved for the 2014-2016 performance period are as follows:

PERFORMANCE	2014-2016 PERFORMANCE LEVELS AND METRICS

REQUIREMENTS	THRESHOLD	TARGET	MAXIMUM

Absolute TSR	7%	9%	11%
All REIT TSR Index	Absolute TSR is better than –350 basis points from the index return	Absolute TSR is 50 basis points above the index return	Absolute TSR is at least 500 basis points above the index return
Apartment TSR Index	Absolute TSR is better than –350 basis points from the index return	Absolute TSR is 50 basis points above the index return	Absolute TSR is at least 500 basis points above the index return

The weightings of those metrics under the Performance-Based Awards made in 2014 is as follows:

PERFORMANCE REQUIREMENT	WEIGHTING

Home Properties Absolute TSR	50%
Relative NAREIT All Equity REIT Index TSR ("All REIT TSR Index")	25%
Relative NAREIT Apartment Index TSR ("Apartment TSR Index")	25%

The use of TSR relative to the All REIT TSR Index is a direct measure of how our stock performed relative to equity REITs on a broader base, while the use of TSR relative to the Apartment TSR Index is a direct measure of how our stock performed relative to the multifamily sector. The All REIT TSR Index and Apartment TSR Index are based on information publicly reported by NAREIT. At the end of the three-year performance period, the Company's TSR results will be compared to the Threshold, Target and Maximum hurdles established at the beginning of the three-year performance period. So long as Home Properties' TSR results meet the Threshold level for any of the three performance measures, Performance-Based Awards will be earned. Equity grant levels are established on an annual basis as a dollar value for each executive officer, including the NEOs, at each of the three levels, based on a percentage of base salary. The number of RSUs is determined by dividing the dollar value by the closing stock price on the NYSE on the grant date. The relative grant levels are established using factors similar to those used in establishing the levels for the annual cash incentive program, including level of responsibility with the Company and internal and external equity considerations.

The metrics used for the 2014 grant were changed from those used in 2012 and 2013 to increase the rigor by requiring a heightened level of performance to achieve Target and Maximum performance. Formerly, to achieve Target performance for the 2012 and 2013 grants, the Company's TSR needed to be below or above the relative index returns by 100 basis points. To achieve the Maximum performance for the 2012 and 2013 grants, the Company's TSR needed to be above the relative index return by 250 basis points.

43	2015 PROXY STATEMENT

Compensation Discussion and Analysis

The approved grant levels for the NEOs for the 2014-2016 performance period are as follows:

		2014-2016 PERFORMANCE-BASED GRANT LEVELS

	SERVICE- BASED	THRESHOLD		TARGET		MAXIMUM

NAME	# OF RSUs	% OF BASE*	# OF RSUs	% OF BASE*	# OF RSUs	% OF BASE*	# OF RSUs

Edward J. Pettinella	8,198	175%	8,198	350%	24,595	700%	57,389
David P. Gardner	2,981	100%	2,981	200%	8,943	400%	20,868
Ann M. McCormick	2,112	80%	2,112	160%	6,337	320%	14,787
John E. Smith	1,311	55%	1,311	110%	3,935	220%	9,182
Bernard J. Quinn	1,311	55%	1,311	110%	3,935	220%	9,182

*
Percentages include value of Service-Based Awards.

Performance for the 2012-2014 Performance Period

The initial performance period under the Performance-Based Equity Program ended on December 31, 2014. The Company's TSR (on an annualized, compounded three-year basis adjusted to use the average stock price for the months of December 2011 and December 2014) was 10.51%. The TSR for the same period for the NAREIT All Equity Index was 16.38% and for the NAREIT Apartment Index was 11.88%. As a result, the achievement for the awards maturing on December 31, 2014 was determined to be 97.70% of Target, with 150.33% of Target for the absolute TSR, 0% of Target for the All REIT TSR Index and 90.13% of Target for the Apartment TSR Index.

Based on these results, the NEOs earned the following number of RSUs with respect to the 2012-2014 performance period:

NAME	# OF RSUs

Edward J. Pettinella	23,778
David P. Gardner	8,400
Ann M. McCormick	5,929
John E. Smith	3,601
Bernard J. Quinn	2,712

The RSUs vested 50% on January 5, 2015 with the other 50% vesting on January 5, 2016.

Status of Performance-Based Equity Grants for 2013-2015 and 2014-2016 Performance Periods

As of December 31, 2014, the performance periods for the 2013 and 2014 grants under the Performance-Based Equity Program were two-thirds and one-third complete respectively. The chart below reflects the status of the CEO's 2013 and 2014 Performance-Based Equity Grants, as of December 31, 2014. For the 2013 grant, TSR at year-end was negative 8.4% followed by strong positive TSR of 28.2% at the end of 2014. The earn-out value is trending at 59% of Target. Of course, one-third of the performance period remains so results could change up or down. Looking at the 2014 grant, the chart also illustrates the status of the CEO's grant as of December 31, 2014 following completion of the first year of the three-year performance period. Strong TSR at year-end results in an earn-out value trending at 155% of Target. With two-thirds of the performance period outstanding, results are likely to change.

44

Compensation Discussion and Analysis

The Compensation Committee believes the Performance-Based Equity Program's focus on TSR appropriately aligns the CEO's and the NEO's interests to achieve the Company's strategic imperatives which are key drivers of long-term stockholder value. The chart demonstrates the strong alignment of CEO pay and our pay-for-performance compensation philosophy.

Grant of 2015 Long-Term Incentive Awards

For the Performance-Based Award for the 2015-2017 performance period made in February 2015, the weightings of the metrics and the metrics themselves have been revised. A recalibrating of metrics results in a heightened focus on relative performance. The potential award earn-out ranges did not change from 2014 levels. The performance weighting and goals for the 2015 award are as follows:

	PERFORMANCE GOALS

PERFORMANCE REQUIREMENTS	WEIGHTING	THRESHOLD	TARGET	MAXIMUM

Home Properties Absolute TSR	25%	7%	9%	11%
Relative All REIT TSR Index	25%	30th Percentile	50th Percentile	75th Percentile
Relative Apartment TSR Index	50%	30th Percentile	50th Percentile	75th Percentile

The Compensation Committee recommended and the Board approved these changes to further strengthen the alignment between stockholder return and executive compensation. To reach any level of achievement with respect to the relative TSR measures, the Company's TSR performance must rank at or above the 30th percentile among its peers. The increase in the weighting of the Apartment TSR Index from 25% to 50% is a reaction to benchmarking which indicated that more of the Company's peers are moving towards a higher emphasis on relative metrics. The absolute TSR was retained at a reduced 25% weighting as the Compensation Committee believes, based on investor outreach efforts described on page 26, that a positive absolute return remains important to stockholders. The Compensation Committee intends to continue to monitor, with the assistance of its independent compensation consultant, market developments relating to performance-based equity programs as well as the appropriateness of actual achievement levels under the Company's Performance-Based Equity Program.

45	2015 PROXY STATEMENT

Compensation Discussion and Analysis

The approved grant levels for the NEOs for the 2015-2017 performance period are as follows:

	2015 - 2017 PERFORMANCE-BASED GRANT LEVELS

	SERVICE BASED	THRESHOLD		TARGET		HIGH

NAME	# OF RSUs	% OF BASE*	# OF RSUs	% OF BASE*	# OF RSUs	% OF BASE*	# OF RSUs

Edward J. Pettinella	6,775	175%	6,775	350%	20,325	700%	47,427
David P. Gardner	2,463	100%	2,463	200%	7,391	400%	17,246
Ann M. McCormick	1,745	80%	1,745	160%	5,237	320%	12,220
John E. Smith	1,084	55%	1,084	110%	3,252	220%	7,588
Bernard J. Quinn	1,122	55%	1,122	110%	3,368	220%	7,859

*
Percentages include value of Service-Based Awards.

Dividend Equivalent Rights

Under the Performance-Based Equity Program, each RSU granted has a Dividend Equivalent Right ("DER") associated with it. DERs are paid by creating a hypothetical account with the amount of cash equal to the dividends that would have been paid on the vested RSUs if they had actually been outstanding shares of Common Stock on the dividend payment dates. DERs are paid in cash for the Service-Based RSUs upon vesting. DERs for Performance-Based RSUs will be tracked and only paid in cash upon vesting contingent upon achievement of the established performance measures. DERs are not paid if the Performance-Based RSUs are not earned.

8.     DEFERRED COMPENSATION, RETIREMENT AND OTHER BENEFITS

Deferred Compensation

The Company has a Deferred Bonus Plan which permits certain employees with annual compensation of $115,000 or more, including the NEOs, to defer up to 100% of their annual cash bonus awarded under the Bonus Plan for three, five or ten years. As additional incentive for deferring the receipt of annual cash bonuses, the Company matches 10% of the amount deferred (the "10% Company Match"). The 10% Company Match vests after three years. Payout at the end of the deferral period is made in the form of the Company's Common Stock.

The Nonqualified Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan"), permits certain employees with annual compensation of $115,000 or more, including the NEOs, to defer up to 50% of their base salary for three, five or ten years. Payout at the end of the deferral period is made in the form of cash.

The purpose of the Deferred Bonus Plan and the Deferred Compensation Plan is to assist key employees with their individual tax and financial planning and to permit the Company to remain competitive in attracting, retaining, motivating and rewarding key employees who can directly influence the Company's operating results.

Further details with respect to these plans are provided in "2014 Nonqualified Deferred Compensation" on page 55.

401(k) Savings Plan

Under the 401(k) Savings Plan, all Company employees, including the NEOs, earn the right to receive certain benefits upon retirement. The Company will match 75% of the first 4% of each participant's contribution not to exceed 3% of that participant's eligible wages.

The Company believes that it has an appropriately competitive 401(k) Savings Plan for all of its employees and therefore does not provide any additional retirement benefits to executives, other than the Deferred Bonus Plan and the Deferred Compensation Plan described above.

46

Compensation Discussion and Analysis

Disability Supplemental Income Protection Plan

All employees are eligible to participate in the Company's disability plan. In addition, employees who earn over $60,000 and who participate in the Bonus Plan above a certain assigned level are provided benefits under the Company's Supplemental Income Protection Plan. This is a long-term disability plan that provides, among other things, 75% income replacement for total disability and return-to-work benefits such as rehabilitation services and recovery benefits. The Company affords this benefit to its key employees, including the NEOs, in order to provide competitive employee benefit programs and to help mitigate any loss of income by a key employee due to a long-term disability.

Health and Life Insurance

Health and life insurance benefits are provided to the NEOs on the same basis as they are provided to other employees of the Company.

Perquisites and Other Personal Benefits

The Compensation Committee has adopted, and the full Board has approved, a policy of not providing perquisites to its executives unless they also are available to all other full-time employees of the Company. For example, the Company does not provide payment or reimbursement for costs associated with the use of Company vehicles, country club memberships, tax preparation and financial consulting fees or similar benefits frequently provided by other companies ("Perquisites"). The Company believes that other elements of its compensation program sufficiently attract and retain superior employees for key positions and there is no present need to provide Perquisites and other personal benefits frequently provided by other companies.

Employment Agreements

In general, it is the Company's policy not to enter into employment agreements with, or provide executive severance benefits (other than change in control arrangements described below) to its executive officers. As a result, the NEOs serve at the will of the Board of Directors. The only exception to this policy is the individual employment agreement with Mr. Pettinella, which was originally entered into on May 17, 2004 and subsequently amended and restated to expire on December 31, 2010. On December 29, 2010, the Company entered into an employment agreement with Mr. Pettinella, which was effective until December 31, 2013.

In December 2013, the Company entered into a new employment agreement with Mr. Pettinella (the "Employment Agreement") which was effective on January 1, 2014 and expires on December 31, 2016. The Employment Agreement provides that Mr. Pettinella will serve as President and Chief Executive Officer of the Company. It also specifies a minimum base salary of $550,000 but does not specify fixed incentive compensation or the level of equity, each of which is at the discretion of the Compensation Committee. However, he is assured of the payment of a 2.9 multiple of his salary and bonus (the "Severance Benefits") in the event that the agreement is terminated by the Company without cause or by Mr. Pettinella with good reason. The bonus payment is to be 2.9 times the greater of: (i) his Target bonus for the year termination occurs; or (ii) the average bonus paid to Mr. Pettinella for services rendered in the three years prior to termination (the "Three-Year Average Bonus"). In the year following termination, he also is to be paid the amount of annual cash incentive compensation that he would have earned at the target level pro-rated for the portion of the year that he was an employee. In the event of the termination of his employment by reason of death or disability, he is entitled to 1.0 times the sum of his current base pay and the greater of his Target bonus for the year termination occurs or his Three-Year Average Bonus. In addition, upon the occurrence of any of the termination events described above, all stock options held by Mr. Pettinella become exercisable and remain so for one year and all restricted shares held by Mr. Pettinella vest. Performance-based awards vest at the greater of: (i) the target amount; and (ii) a pro-rata amount based on performance from the commencement of the performance period through the date of termination. He is also entitled to the continuance of his fringe benefits for two years following termination. In the event of a change in control, Mr. Pettinella is entitled to receive the benefits provided under the Executive Retention Plan (described below), except he would receive three times his base salary and three times his Three-Year Average Bonus. In the case of retirement, he only is entitled to benefits generally provided to other salaried employees.

47	2015 PROXY STATEMENT

Compensation Discussion and Analysis

The Compensation Committee and the full Board believe that Mr. Pettinella's Employment Agreement is in the best interest of the Company and its stockholders in order to provide stability to the Company and that they are an appropriate expression of their confidence in Mr. Pettinella and represent a level of commitment to Mr. Pettinella that is necessary in order to retain the services of a talented executive in a competitive market. Mr. Pettinella's Employment Agreement also includes non-compete and confidentiality provisions, and the Compensation Committee and the full Board believe that these commitments are of significant value to the Company and its stockholders.

Change in Control Arrangements

In 1999, the Compensation Committee and the full Board determined that it was in the best interest of the Company and its stockholders to assure that the Company will have the continued dedication of its key executives and employees in the event of a threat or occurrence of a change in control. They continue to believe that it is in the best interests of the stockholders to diminish the inevitable distraction of these individuals because of personal uncertainties and risks created by possible consolidation in the REIT industry and to encourage the executives' full attention and dedication to the Company's business currently and in the event of any threatened or pending change in control. As a result, the Company adopted an Executive Retention Plan that provides for severance benefits to the Company's officers, including the NEOs, and certain employees, upon a change in control. The Compensation Committee and the full Board believe that the triggering events stipulated in the Executive Retention Plan for equity acceleration are appropriate so that key executives and employees remain with the Company despite a climate of industry consolidation.

In 2011, the Board approved the adoption of an Amended and Restated Executive Retention Plan. The revised plan eliminated the excise tax gross-up payment to certain executives, including the NEOs, and the rights, under the earlier plan, of those executives to terminate employment for any reason during a 30-day window following the one-year anniversary of the change in control. The Compensation Committee and the full Board have reviewed the change in control plans of the Multifamily Peer Group described above and determined that the arrangements under the Executive Retention Plan, as revised, are competitive with those of other companies in the REIT industry. Severance benefits for the NEOs under the revised Executive Retention Plan provide that if, within two years following a change in control, an executive's employment is terminated by the Company other than for cause, or by the executive with good reason, the executive is eligible to receive: (1) two times base salary and two times the greater of: (a) the target bonus for the year termination occurs; or (b) their Three-Year Average Bonus; and (2) payment of accrued/deferred bonus amounts. In addition, all stock options, restricted stock and Service-Based RSUs outstanding become fully vested. Performance-Based RSUs vest at the greater of: (i) the target amount of the awards; or (ii) a pro-rata amount based on the performance from the commencement of the performance period through the termination date.

Pursuant to the Employment Agreement, the benefits to be paid to the CEO under the Executive Retention Plan are the same as those provided in the Executive Retention Plan to other NEOs, except that the CEO is paid three times his base salary and three times his Three-Year Average Bonus. The Compensation Committee believes that this level of change in control severance benefit is appropriate to ensure Mr. Pettinella's full attention to the Company's business and the stockholders' best interests in light of the consolidation environment in the REIT industry and in order to be competitive with the benefits provided by other companies in the REIT industry.

A more detailed description of the Executive Retention Plan and a schedule showing the amount of estimated payments and benefits payable to the NEOs upon various termination scenarios and a change in control are disclosed under "Potential Payments upon Termination or Change in Control" beginning on page 56.

48

Compensation Discussion and Analysis

9.     OTHER COMPENSATION MATTERS

Executive Stock Ownership Guidelines

In keeping with its belief that aligning the financial interests of our executive officers with those of the stockholders will result in enhanced stockholder value, the Board established ownership guidelines for those senior officers. These guidelines provide that, prior to February 2014 or within three years of joining the Company or a promotion, whichever is later, the following officers should own shares equal to the following respective multiple of their annual base salary: CEO-5 times; Executive Vice Presidents-3 times; and Senior Vice Presidents-2 times. Pursuant to the Guidelines, the Corporate Governance/Nominating Committee has the right to require that any non-complying executive hold all or any portion of shares delivered to the executive through our compensation programs. As of December 31, 2014, all executive officers were in compliance with the guidelines. As a result of the robust Executive Stock Ownership Guidelines and the enforcement rights under those guidelines given to the Corporate Governance/Nominating Committee as well as the fact that all current executives subject to the guidelines own in excess of the required amount of equity, the Board has elected not to impose any additional holding requirements. A copy of the Executive Stock Ownership Guidelines is available on our website at www.homeproperties.com under the heading "Investors/Governance Documents Highlights."

Anti-Hedging Policy

We have a policy against Directors and executive officers hedging Company stock, which can be found on our website at www.homeproperties.com under the heading "Investors/Governance Documents Highlights." The Board currently has decided not to adopt an anti-pledging policy with respect to Company stock held by Directors and executive officers. Factors considered by the Board included: (i) the aggregate number of shares pledged by Directors and executive officers is only approximately .46% of the shares outstanding as of December 31, 2014; (ii) it would take less than two-thirds of one day's trading volume (based on the average trading volume of the Company's stock over the past thirty days) to sell all of the pledged shares; and (iii) in the aggregate, the number of shares pledged by Directors and executive officers has decreased over time. The Board intends to continue to monitor the pledging of Company shares by Directors and executive officers to determine whether any policy prohibiting or restricting pledging may become necessary or appropriate.

Tax Implications—Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company's net income. The Compensation Committee's compensation policy and practices therefore are not directly guided by considerations relating to Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the above Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee,
Michael D. Barnello, Chair Bonnie S. Biumi Thomas P. Lydon, Jr.
49	2015 PROXY STATEMENT

Executive Compensation

2014 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or earned by the NEOs during 2012, 2013 and 2014. There are no amounts to report in the Bonus and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns so they have not been included.

Executives are eligible to defer a portion of their base salary and annual cash incentive under the Deferred Compensation Plan and the Deferred Bonus Plan. The amounts shown below are before any deferrals. Amounts, if any, deferred in 2014 are shown in the Nonqualified Deferred Compensation Table on page 55.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

Edward J. Pettinella,	2014	550,000	2,033,278	—	516,120	104,104	3,203,502
President and	2013	550,000	1,629,389	—	682,770	138,754	3,000,913
Chief Executive Officer	2012	550,000	3,682,254	649,995	950,400	155,775	5,988,424

David P. Gardner,	2014	350,000	739,374	—	244,755	41,878	1,376,007
Executive Vice President	2013	350,000	592,505	—	332,797	55,372	1,330,674
and Chief Financial Officer	2012	347,917	1,211,874	199,998	449,334	59,466	2,268,589

Ann M. McCormick,	2014	310,000	523,900	—	213,993	32,261	1,080,154
Executive Vice President	2013	307,917	456,252	—	283,083	41,429	1,088,681
and General Counsel	2012	300,000	825,672	131,244	385,560	41,330	1,683,806

John E. Smith	2014	280,000	325,324	—	129,696	28,773	763,793
Senior Vice President	2013	278,958	256,045	—	165,115	35,776	735,894
	2012	272,917	706,039	131,244	232,525	44,061	1,386,786

Bernard J. Quinn,	2014	287,936	325,324	—	132,508	24,251	770,019
Senior Vice President	2013	275,833	242,080	—	167,901	30,415	716,229
	2012	249,333	560,025	87,496	215,125	23,875	1,135,854

(1)
This represents actual cash compensation paid to the NEOs, including any mid-year salary changes which may have been retroactive.

(2)
This column represents the grant date fair value of restricted stock and RSUs granted in the year indicated in accordance with ASC Topic 718 except, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value for restricted stock and Service-Based RSUs is calculated using the closing price of the Company's Common Stock on the grant date. Fair value for Performance-Based RSUs was estimated on the date of grant using a multifactor Monte Carlo simulation model, which takes into account the DERs associated with the RSUs. Since the Monte Carlo valuation is less than "Maximum", the maximum grant date fair value of the Performance-Based RSUs is as follows:

	2012	2013	2014

Edward J. Pettinella	$2,406,250	$2,406,250	$3,368,750
David P. Gardner	850,000	875,000	1,225,000
Ann M. McCormick	600,000	600,000	868,000
John E. Smith	364,375	378,125	539,000
Bernard J. Quinn	274,500	357,500	539,000

  For additional information, refer to Note 10 of the Company's financial statements in the 2014 Form 10-K. To the extent that a NEO has elected to participate in the Deferred Bonus Plan, this column would include the value of the 10% Company Match. The first grants made under the Performance-Based Equity Program (for the period 2012-2014) were made in 2012. Recognizing that the awards under the Performance-Based Equity Program were forward-looking, the Compensation Committee and the Board in 2012 also approved a grant related to 2011 service in the form of options and shares of restricted stock under the prior service-based equity program. See additional discussion regarding the 2012 Transitional Award on page 41. Of the amounts listed in this column for 2012, the following amounts relate to the 2012 Transitional Award: Mr. Pettinella $1,949,997; Mr. Gardner $599,960; Mrs. McCormick $393,732; Mr. Smith $443,728 and Mr. Quinn $262,466. The remaining value

50

Executive Compensation

  for 2012 relates to the RSUs granted under Performance-Based Equity Program, except Mr. Quinn's 2012 total includes an additional value of $99,947 relating to a promotion-related grant of restricted stock.

(3)
This column represents the grant date fair value on the date of issue of options granted in the year indicated in accordance with ASC Topic 718. This value was calculated using the Black-Scholes formula. For additional information on the valuation assumptions with respect to the 2012 grants, refer to Note 13 of the Company's financial statements in the Form 10-K for the year ended December 31, 2012. Options have not been granted since 2012. All of the options granted in 2012 were granted to the NEOs under the prior service-based equity plan for services rendered in 2011. See additional discussion regarding the 2012 Transitional Award on page 41.

(4)
This column represents the payments received by the NEOs for services rendered in the year indicated pursuant to the Company's Bonus Plan. The payment was actually received by the NEO in the year following the year in which the services were rendered.

(5)
This column represents (a) $7,500 for 2013 and $7,650 in 2014 for the Company's contribution under the Company's 401(k) savings plan for each of the NEOs, except it includes $7,500, $5,419 and $7,756 for Mr. Smith for 2012, 2013 and 2014, respectively plus (b) dividends paid in 2012, 2013 and 2014, respectively on all shares of restricted stock and DERs on vested Service-Based RSUs held by each of the NEOs as follows: Mr. Pettinella $155,775, $131,254 and $96,454; Mr. Gardner $59,466, $47,872 and $34,228; Mrs. McCormick $41,142, $33,826 and $24,611; Mr. Smith $36,561, $30,357 and $21,017; Mr. Quinn $23,875, $22,915 and $16,601 plus (c) the value of all hypothetical dividends paid in 2012 and 2013, respectively on the 10% Company Match shares in the accounts of the following NEOs pursuant to the Company's Deferred Bonus Plan: Mrs. McCormick $188 and $103.

2014 GRANTS OF PLAN-BASED AWARDS INFORMATION

The following table provides information about plan-based awards granted to the NEOs in 2014. These awards consist of cash paid pursuant to the Bonus Plan and RSUs. No options were issued in 2014 and therefore the related columns have not been included in the table.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS($)(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(#)(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS($)(4)
NAME	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM

Edward J. Pettinella	2/11/14	330,000	660,000	990,000	8,198	24,595	57,389	8,198	2,033,278
David P. Gardner	2/11/14	157,500	315,000	472,500	2,981	8,943	20,868	2,981	739,374
Ann M. McCormick	2/11/14	139,500	279,000	418,500	2,112	6,337	14,787	2,112	523,900
John E. Smith	2/11/14	84,000	168,000	252,000	1,311	3,935	9,182	1,311	325,324
Bernard J. Quinn	2/11/14	86,381	172,762	259,142	1,311	3,935	9,182	1,311	325,324

(1)
These columns represent amounts that could have been paid to the NEOs under the Company's Bonus Plan for services rendered in 2014. That Plan is described in more detail in the "Compensation Discussion and Analysis." The actual amounts paid in February 2015 for services rendered in 2014 are listed under 2014 in the "Summary Compensation Table" in the "Non-Equity Incentive Plan Compensation" column on page 50.

(2)
Amounts shown reflect the Threshold, Target, and Maximum awards for Performance-Based RSUs under the Performance-Based Equity Program, which is described in detail in the "Compensation Discussion and Analysis" beginning on page 22.

(3)
This column represents Service-Based RSUs awarded to each of the NEOs on February 11, 2014 under the Performance-Based Equity Program.

(4)
Fair value for Service-Based RSUs is calculated using the closing price of the Company's Common Stock on the grant date ($58.70). Fair value for Performance-Based RSUs was estimated on the date of grant using a multifactor Monte Carlo simulation model, which takes into account the DERs associated with the RSUs. For additional information on the valuation assumptions, refer to Note 10 of the Company's financial statements in the 2014 Form 10-K. For Performance-Based RSUs, the Monte Carlo simulation model formula resulted in a weighted average grant date fair value of $63.11 per share. The grant date fair value for the RSUs are computed in accordance with ASC Topic 718, except pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
51	2015 PROXY STATEMENT

Executive Compensation

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table provides information about unexercised options, restricted stock and RSUs that have not vested and were issued under the 2011 Stock Benefit Plan or previous stock benefit plans. There are no unearned options under the Company's equity incentive plans so the related column is not included.

	OPTION AWARDS(1)				STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) (EXERCISABLE)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) (UNEXERCISABLE)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Edward J. Pettinella	65,000	—	51.060	5/4/16	60,161	3,946,562	80,739	5,296,478
	64,864	—	55.500	5/1/17
	81,929	—	52.560	5/1/18
	124,789	—	33.900	5/11/19
	63,768	15,942	49.350	5/11/20
	24,873	16,584	62.090	5/10/21
	27,896	41,846	63.690	5/8/22

David P. Gardner	25,000	—	51.060	5/4/16	21,301	1,397,346	29,359	1,925,950
	30,486	—	55.500	5/1/17
	38,514	—	52.560	5/1/18
	47,552	—	33.900	5/11/19
	24,300	6,074	49.350	5/11/20
	9,609	6,408	62.090	5/10/21
	8,582	12,877	63.690	5/8/22

Ann M. McCormick	20,000	—	51.060	5/4/16	15,171	995,218	20,609	1,351,950
	24,972	—	55.500	5/1/17
	31,546	—	52.560	5/1/18
	38,949	—	33.900	5/11/19
	21,015	5,253	49.350	5/11/20
	7,461	4,976	62.090	5/10/21
	5,632	8,450	63.690	5/8/22

John E. Smith	—	3,442	49.350	5/11/20	11,023	723,109	12,851	843,026
	5,991	3,996	62.090	5/10/21
	5,632	8,450	63.690	5/8/22

Bernard J. Quinn	10,000	—	51.060	5/4/16	8,809	577,870	12,651	829,906
	10,810	—	55.500	5/1/17
	12,761	—	52.560	5/1/18
	15,907	—	33.900	5/11/19
	9,662	2,415	49.350	5/11/20
	4,143	2,766	62.090	5/10/21
	3,754	5,634	63.690	5/8/22

(1)
All option grants have a ten-year term and vest pro rata as to 20% of the option grant beginning on the first anniversary of grant date, thus the vesting dates for each of the option awards in this table can be calculated accordingly.
52

Executive Compensation

(2)
The table below shows the vesting schedule for all shares of restricted stock, Service-Based RSUs and earned Performance-Based RSUs that remain subject to the one-year vesting requirement (the "Earned Performance-Based RSUs").

		VESTING SCHEDULE

NAME	GRANT DATE	2015	2016	2017

Edward J. Pettinella	5/10/2011	4,984
	2/14/2012	14,593	11,889
	5/8/2012	7,654	7,654
	1/2/2013	2,594	2,595
	2/11/2014	2,732	2,732	2,734

David P. Gardner	5/10/2011	2,368
	2/14/2012	5,155	4,200
	5/8/2012	2,355	2,355
	1/2/2013	943	944
	2/11/2014	993	993	995

Ann M. McCormick	5/10/2011	1,497
	2/14/2012	3,639	2,964
	5/8/2012	1,546	1,545
	1/2/2013	647	646
	5/7/2013	192	192	191
	2/11/2014	704	704	704

John E. Smith	5/10/2011	1,403
	2/14/2012	2,211	1,800
	5/8/2012	1,742	1,741
	1/2/2013	408	407
	2/11/2014	437	437	437

Bernard J. Quinn	5/10/2011	831
	2/14/2012	1,665	1,356
	5/8/2012	1,030	1,030
	11/6/2012	406	409
	1/2/2013	385	386
	2/11/2014	437	437	437

(3)
The market value is the closing price of a share of the Company's Common Stock on December 31, 2014 ($65.60).
53	2015 PROXY STATEMENT

Executive Compensation

(4)
The table below shows the vesting schedule for all Performance-Based RSU's that are not yet Earned Performance-Based RSUs.

			VESTING SCHEDULE

NAME	GRANT DATE		2016	2017	2018

Edward J. Pettinella	1/2/2013	(a)	11,675	11,675
	2/11/2014	(b)		28,694	28,695

David P. Gardner	1/2/2013	(a)	4,245	4,246
	2/11/2014	(b)		10,434	10,434

Ann M. McCormick	1/2/2013	(a)	2,911	2,911
	2/11/2014	(b)		7,393	7,394

John E. Smith	1/2/2013	(a)	1,834	1,835
	2/11/2014	(b)		4,591	4,591

Bernard J. Quinn	1/2/2013	(a)	1,734	1,735
	2/11/2014	(b)		4,591	4,591

  (a)
  This row represents Performance-Based RSUs as if they were earned at the Target level for the 2013-2015 performance period since the performance through December 31, 2014 was above the Threshold level.

  (b)
  This row represents Performance-Based RSUs as if they were earned at the Maximum level for the 2014-2016 performance period since the performance through December 31, 2014 was above the Target level.

OPTION EXERCISES AND STOCK VESTED IN 2014

The following table provides information for each of the NEOs concerning the following events that occurred during 2014: exercises of stock options, vesting of restricted stock and RSUs. The table reports the number of securities for which the options were exercised, the aggregate dollar value realized upon exercise of options, the number of shares of stock that have vested and the aggregate dollar value realized upon vesting of stock.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

Edward J. Pettinella	120,000	2,978,730	23,455	1,430,171
David P. Gardner	40,000	943,943	8,785	536,328
Ann M. McCormick	35,000	842,742	6,204	379,049
John E. Smith	56,554	770,748	5,042	309,360
Bernard J. Quinn	13,000	322,956	3,718	227,772

(1)
The dollar amount realized upon exercise was computed by multiplying the number of shares times the difference between the market price of the underlying securities and the exercise price of the options.

(2)
The aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.
54

Executive Compensation

PENSION BENEFITS

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

2014 NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan permits certain employees, including the NEOs, with annual compensation of $115,000 or more, to defer up to 50% of their base salary for three, five or ten years. Payout at the end of the deferral period is made in the form of cash.

The table below shows the investment funds available under the Deferred Compensation Plan and their annual rates of return for the calendar year ended December 31, 2014. Since the investment funds are all publically available, we do not consider any of the earnings credited under the Deferred Compensation Plan to be "above market".

NAME OF FUND	2014 RATE OF RETURN (%)	NAME OF FUND	2014 RATE OF RETURN (%)

Vanguard Total Bond Market Index Adm	5.89	Vanguard Small Cap Growth Index Admiral	4.02
DFA Inflation-Protected Securities I	3.36	DFA Real Estate Securities I(2)	31.11
DFA US Large Cap Value I	10.07	Vanguard Total Intl Stock Index Admiral	–4.17
Vanguard 500 Index Admiral	13.64	Vanguard LifeStrategy Cnsrv Gr Inv	6.93
Vanguard Growth Index Adm	13.61	Vanguard LifeStrategy Growth Inv	7.17
Columbia Mid Cap Index R5(1)	9.51	Vanguard LifeStrategy Income Inv	6.81
DFA US Small Cap Value I	3.48	Vanguard LifeStrategy Moderate Gr Inv	7.08
Vanguard Small Cap Index Adm	7.50

(1)
Effective January 7, 2014 the Columbia Mid Cap Index R5 replaced the Dreyfus MidCap Index.

(2)
Effective December 19, 2014 the DFA Real Estate Securities I fund was added.

Benefits under our Deferred Compensation Plan will be paid out according to the participant's designation, which is completed every year at the same time as the deferral election, prior to the start of the plan year. The exceptions to this are for separation by reason of death or disability or in the event of a Change of Control (as defined in the Deferred Compensation Plan) in which case payment is made in a lump sum as soon as administratively feasible, or except as otherwise provided under the terms of the Deferred Compensation Plan.

The options for the payment event under a participant's designation are the six-month anniversary of the participant's separation from service, or any calendar quarter starting between the third and tenth calendar year following the calendar year to which the designation applies. The options for the form of payment under a participant's designation are lump sum, or annual installment payments for a period of two to ten years. The Deferred Compensation Plan does allow for a one-time change to payment options provided, among other things, that the new payment date must be extended by at least five years from the original payment date.

A participant may make a tandem election, which allows contributions from the Deferred Compensation Plan to be transferred into the 401(k) Savings Plan during the following year, after the 401(k) Savings Plan's annual nondiscrimination testing has been completed. Any contributions that are transferred to the 401(k) Savings Plan are aligned with the maximum amounts allowed, not to exceed federal limits, and based on the results of the nondiscrimination testing. At the time of transfer into the 401(k) Savings Plan, a participant receives the Company match in accordance with the 401(k) plan document. All full-time regular employees are entitled to participate in the 401(k) Plan on the same terms.

55	2015 PROXY STATEMENT

Executive Compensation

The following table shows the deferrals made by the NEOs to the Deferred Compensation Plan during the year ended December 31, 2014, the earnings and withdrawals/distributions during the year, and the aggregate account balance of each NEO under the Deferred Compensation Plan as of December 31, 2014.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)(2)	AGGREGATE BALANCE AT LAST FYE ($)

Edward J. Pettinella	16,500	—	1,566	(11,817)	35,148
David P. Gardner	17,500	—	1,341	(11,817)	32,513
Ann M. McCormick	18,600	—	1,370	(11,817)	33,539
John E. Smith	—	—	—	—	—
Bernie J. Quinn	43,190	—	7,824	(11,817)	76,439

(1)
The amounts reported in this column are also included on the Summary Compensation Table in the 2014 "Salary" column on page             .

(2)
The amounts reported in this column represent the tandem transfer that was made in 2014 for 2013 401(k) contributions following completion of the annual nondiscrimination testing. The Company match on 401(k) contributions is included on the Summary Compensation Table in the "Other Compensation" column on page 50.

Pursuant to our Deferred Bonus Plan, eligible employees, including the NEOs, can elect to defer up to 100% of their bonus under the Bonus Plan for three, five or ten years. The Company matches 10% of the amount deferred (referred to as the "10% Company Match"), which amounts vest after three years. A "phantom" stock account is established for both amounts. Each deferral and 10% Company Match is reflected by crediting those accounts with the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value as of the day before the bonus would otherwise have been paid. The equivalent of dividends on those shares is also credited to the accounts at the time dividends are paid on the Company's Common Stock. Shares that could be purchased with the hypothetical dividends are credited to accounts at the same price that shares are purchased for participants under the dividend reinvestment feature of the Company's dividend reinvestment plan. Payments out of deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a Change in Control (as defined in the Deferred Bonus Plan) in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee.

None of the NEOs had any amounts in a Deferred Bonus Plan during 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

Other than Mr. Pettinella, none of the NEOs have employment agreements which provide for any cash payment or other benefits in the event of the termination of employment. Any rights that any of the NEOs have to such payments and benefits are the result of provisions in the various compensation plans that are available to certain other salaried employees of the Company. Those compensation plans and the NEOs' rights thereunder are described below. The terms of Mr. Pettinella's Employment Agreement are described above in the Compensation Discussion and Analysis on page 47.

Change in Control

The Company's Executive Retention Plan provides for severance benefits and other compensation to virtually all of the corporate staff of the Company in the event of a change in control of the Company and a subsequent termination of their employment, either by the Company without cause or by the employee with good reason. This also is known as a "double-trigger." The Executive Retention Plan was amended in 2011 to eliminate: (i) the right of certain officers of the Company, including the NEOs, to receive benefits under the Executive Retention Plan if they elect to terminate their employment for any reason during a 30-day window following the one-year anniversary of

56

Executive Compensation

the change in control; and (ii) the right of the NEOs and other members of senior management to receive a gross-up payment in the amount necessary to pay any excise tax due on the severance payment.

The level of benefits to be received under the Executive Retention Plan varies depending on the bonus level of the individual pursuant to the Company's Bonus Plan. In all cases, regardless of bonus level, employees are entitled to receive in a lump sum their base salary accrued through the termination date and to be paid in a lump sum all other amounts earned, accrued or deferred under the Bonus Plan and other compensation plans.

In addition to the above, upon a termination following a change in control, employees are entitled to receive in a lump sum a multiple of their current cash compensation ranging from a minimum of one month's salary for every year employed (with a minimum of two months and a maximum of 24 months) up to a maximum of two times their current annual salary. In addition, certain employees are entitled to receive two times the greater of: (i) the employee's target annual cash incentive compensation for services rendered in the year of termination; or (ii) their Three-Year Average Bonus. The NEOs, along with approximately 40 other employees, are entitled to the maximum cash benefits. Mr. Pettinella is entitled to three times his salary and three times his Three-Year Average Bonus pursuant to his Employment Agreement.

Also, upon termination following a change in control, all options, restricted stock and Service-Based RSUs vest and Performance-Based RSUs vest at the greater of: (i) the target number of the Performance-Based Award; and (ii) a pro-rata number of the Performance-Based Award based on performance from the commencement of the performance period to the date of termination.

Stock Benefit Plans

Under the 2011 Stock Benefit Plan, in the event of the termination of employment by the Company without good cause, and upon termination by reason of disability, death or retirement, all options become fully exercisable and remain so for one year, except that options held by the executive officers, including the NEOs, do not vest upon retirement but continue to vest on their original terms. Shares of restricted stock and Service-Based RSUs, including those held by the NEOs, vest upon termination of employment by the Company without good cause and upon termination by reason of disability or death but remain in place on their original terms upon retirement. In the event of termination of employment by the Company without good cause and upon termination by reason of death or disability, Performance-Based RSUs vest at the greater of: (i) the target amount of the awards; or (ii) a pro-rata amount based on the performance from the commencement of the performance period through the termination date. In the event of retirement, the right to Performance-Based RSUs is retained through the performance period as if the retirement had not occurred and vest at the end of the performance period based on performance during the entire performance period.

No additional grants are being made under the Company's prior stock benefit plans, but there are option awards still outstanding under the 2003 Stock Benefit Plan and the 2008 Stock Benefit Plan. Under both plans, in the event of termination by the Company without good cause, and upon termination by reason of disability, death, or retirement, options held by executive officers, including the NEOs, receive the same treatment as under the 2011 Stock Benefit Plan.

Miscellaneous Benefits

The termination of employment for any reason also triggers certain events under the Company's Deferred Bonus Plan, Deferred Compensation Plan and 401(k) Savings Plan. In addition, the termination of employment, by reason of disability or death, triggers benefits under disability and life insurance plans provided by the Company. The benefits payable to the NEOs under those plans are the same as those available to other salaried and eligible employees, so no amount in respect to those plans is reported on the table below.

57	2015 PROXY STATEMENT

Executive Compensation

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION

The following table provides information about the estimated maximum amounts to be paid to the NEOs under various scenarios as if they had occurred on December 31, 2014. The amounts estimated for Mr. Pettinella are based on the terms of his Employment Agreement. The NEOs would not receive any payment in the event of a voluntary termination on their part or a termination for cause by the Company. Please note that the Executive Retention Plan was amended in 2011 to eliminate the right to receive a tax gross-up.

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION ($)	INVOLUNTARY NOT FOR CAUSE TERMINATION ($)	FOR CAUSE TERMINATION ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	RETIREMENT ($)	DEATH OR DISABILITY ($)

Edward J. Pettinella
Severance(1)	—	3,672,647	—	3,799,290	—	1,266,430
Accelerated Vesting of Long-Term Incentives(2)	—	7,969,333	—	7,969,333	—	7,969,333
Other Benefits	—	19,320	—	28,980	19,320	—

	—	11,661,300	—	11,797,603	19,320	9,235,763

David P. Gardner
Severance	—	—	—	1,384,591	—	—
Accelerated Vesting of Long-Term Incentives(2)	—	2,859,191	—	2,859,191	—	2,859,191
Other Benefits	—	—	—	—	—	—

	—	2,859,191	—	4,243,782	—	2,859,191

Ann M. McCormick
Severance	—	—	—	1,208,424	—	—
Accelerated Vesting of Long-Term Incentives(2)	—	2,032,387	—	2,032,387	—	2,032,387
Other Benefits	—	—	—	—	—	—

	—	2,032,387	—	3,240,811	—	2,032,387

John E. Smith
Severance	—	—	—	911,557	—	—
Accelerated Vesting of Long-Term Incentives(2)	—	1,382,532	—	1,382,532	—	1,382,532
Other Benefits	—	—	—	—	—	—

	—	1,382,532	—	2,294,089	—	1,382,532

Bernard J. Quinn
Severance	—	—	—	928,000	—	—
Accelerated Vesting of Long-Term Incentives(2)	—	1,188,111	—	1,188,111	—	1,188,111
Other Benefits	—	—	—	—	—	—

	—	1,188,111	—	2,116,111	—	1,188,111

(1)
This payment would be made pursuant to Mr. Pettinella's Employment Agreement and is based on his 2014 salary and the average of his bonuses paid for service in 2012, 2013 and 2014. This does not include the amount Mr. Pettinella would receive in the year following termination, which would equal his target incentive compensation for the year of termination pro-rated for the portion of the year that he was an employee.

(2)
The vesting of options, restricted stock and RSUs upon the occurrence of certain termination triggers is made in accordance with the terms of the 2011 Stock Benefit Plan, the Company's prior stock benefit plans, the Restricted Stock Unit Master Agreements, or the Executive Retention Plan, as applicable. For options, the amount listed represents the gain realized for unvested stock option grants as of December 31, 2014, using a year-end closing stock price of $65.60. For restricted stock and RSUs, the amount listed represents the number of unvested restricted shares or RSUs as of December 31, 2014 multiplied by $65.60. Also included is the value of all DERs associated with vesting RSUs.
58

Executive Compensation

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE(2)(3)

Options:
Equity compensation plans approved by security holders	1,884,746	$51.01	4,171,554

Total Options	1,884,746	$51.01	4,171,554

Restricted Stock Awards:
Equity compensation plans approved by security holders	—	N/A	755,724

Total Restricted Stock Awards	—	N/A	755,724

(1)
Number of securities to be issued upon exercise of outstanding options is reported as of December 31, 2014 and include 33,963 phantom shares deferred by officers under the Company's Deferred Bonus Plan and 89,663 phantom shares deferred by Directors under the Director Deferred Compensation Plan. The weighted average exercise price of outstanding options does not take these 123,626 deferred shares into account.

(2)
This assumes that all 4,118,696 equity awards that are available under the 2011 Stock Benefit Plan as of December 31, 2014 are issued in the form of options. In that case, there would be no awards available for the issuance of restricted stock. There were 24,335 and 28,523 shares available for issuance under the Company's Deferred Bonus Plan and Director Deferred Compensation Plan, respectively, as of December 31, 2014.

(3)
This assumes that all 4,118,696 equity awards that are available under the 2011 Stock Benefit Plan as of December 31, 2014 are issued in the form of restricted stock. In that case, there would be no awards available for the issuance of options. Under the Plan, awards of restricted stock reduce the number of shares available for award by 5.45 shares for every one share awarded.

COMPENSATION RISKS

The Compensation Committee reviews on an ongoing basis the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short-term and long-term.

In October 2014, the Compensation Committee reviewed the annual risk report prepared by FPL, its independent consultant, and undertook a thorough review of all of the components of executive and non-executive compensation to determine whether any of those components were likely to encourage excessive risk taking that was not in the best interests of the Company and the stockholders. The Compensation Committee considered mitigating features of the various components which include the following:

•
Base salary decisions are made based on various considerations, including competitive benchmarking by an independent compensation consultant, the results of which are reviewed by the Compensation Committee. The benchmarking analysis is completed on a routine basis based on the most recent data available in order to capture the dynamic competitive landscape. Further, the NEOs' base salary is a fixed amount and comprises a relatively limited portion of the overall Total Direct Compensation.

•
The Bonus Plan includes three primary performance metrics, all of which represent a significant contribution to stockholder value. Annual performance goals are recommended by management based on the budget for the year and then reviewed and approved by the Compensation Committee. The financial goals relating to Operating FFO and NOI are the same as the Company's publicly disclosed guidance. This process provides the appropriate checks and balances to ensure adequate performance levels are established for the annual incentive plan.

•
Each of the senior executives executes a Bonus Repayment Agreement every year as described in the "Compensation Discussion and Analysis" on page 40.
59	2015 PROXY STATEMENT

Executive Compensation

•
Vesting schedules for restricted stock, RSUs and options cause management to hold a significant amount of unvested equity at all times and promotes a long-term view predicated on increasing stockholder value.

•
Only the CEO has an employment agreement, which limits the Company's exposure to potential separation payments (outside of those described in "Potential Payments Upon Termination or Change in Control" beginning on page 56).

The Company's annual cash incentive and long-term equity compensation programs contain appropriate risk mitigations factors, as summarized in the graphic below.

After its comprehensive review, the Compensation Committee agreed with the findings of FPL's annual report and concluded that the risks arising from our compensation policies and practices were able to be effectively monitored and controlled and were not reasonably likely to have a material adverse effect on the Company.

60

PROPOSAL 2—ADVISORY VOTE TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities and Exchange Act, as amended, we are providing our stockholders with the opportunity to vote on a nonbinding, advisory basis, to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

At the 2011 Annual Stockholders Meeting, the stockholders cast an advisory vote on their preferred frequency of the advisory vote on executive compensation. The Board of Directors recommended, and the stockholders indicated a preference for, an annual advisory vote on executive compensation. The next stockholder advisory vote on whether the advisory vote on executive compensation should occur every one, two or three years will take place at the 2016 Annual Meeting.

As described in detail under the heading "Compensation Discussion and Analysis," we seek to closely align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

The "Compensation Discussion and Analysis" describes in more detail the Company's executive compensation program and decisions made with respect to 2014 executive compensation. Highlights include:

•
We have a long-term incentive plan for our senior executives that emphasizes pay-for-performance as 75% of the equity awards are based on performance against predetermined goals for absolute and relative stockholder return over a three-year performance period. That plan was further refined in 2015 to heighten focus on relative returns.

•
In addition to the cash incentive compensation plan's three main corporate/financial based metrics, which are designed to directly correlate to stockholder value creation, additional team-based and individual goals are included to ensure that management is focused on a variety of initiatives to position the Company for long-term success.

•
We have Executive Stock Ownership Guidelines which require the NEOs and other executive officers to hold and retain significant equity value in the Company.

•
The three-year average "burn-rate" (options, restricted stock, Service-Based RSUs and Earned Performance-Based RSUs) divided by the sum of the weighted average outstanding shares of Common Stock and limited partnership units in Home Properties, L.P.) for equity issuance by the Company for 2012-2014 was approximately .74% (with each share of restricted stock and each Service-Based RSU and Earned Performance-Based RSU issued counted as 3.5 units) demonstrating the Company's recognition that equity-based compensation is a valuable and limited resource.

•
The Board of Directors can reduce the amount of our CEO's annual earned cash incentive by up to 100% and the Compensation Committee can reduce the amount of our NEOs annual earned cash incentive by up to 50%.

•
The Compensation Committee has engaged independent outside consultants to assist it with benchmarking and other compensation related matters. That consultant performs no other work for the Company.

•
We have a robust performance evaluation process in place to evaluate the performance of the CEO and the other executive officers. The Compensation Committee uses the results of those evaluations in making compensation recommendations and decisions.

•
The Compensation Committee's philosophy is that the proportion of an individual's total compensation that varies by Company performance should increase as the individual's total compensation and business responsibilities increase. Consistent with this philosophy, in 2014 our CEO's base salary represented only 18% of his Total Direct Compensation.
61	2015 PROXY STATEMENT

Proposal 2—Advisory Vote to Approve the Company's Executive Compensation

•
We do not provide any Perquisites to our executives.

•
We do not maintain or contribute to any defined benefit pension plan for our executive officers.

•
We require our executive officers to execute a Bonus Repayment Agreement (i.e. clawback) as a condition to receiving their cash incentive compensation. Under the agreement, the Company may recover cash incentive compensation in the event of the restatement of financial results.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the NEOs as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. To the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, our stockholders are requested to vote on the following resolution at the 2015 Annual Meeting of Stockholders:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

62

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists your Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. It is composed entirely of non-management Directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a Charter outlining the practices it follows. The charter, which complies with all current regulatory requirements, can be viewed on our website, www.homeproperties.com, under the heading "Investors/Governance Documents Highlights."

During 2014, at each of its regularly scheduled meetings, the Audit Committee met with the members of the Company's financial management team. Additionally, the Audit Committee had separate executive sessions, during its regularly scheduled meetings, with the Company's senior management, independent registered public accounting firm (the "Independent Auditors") and the Vice President of Internal Audit, at which candid discussions regarding financial, management, legal, accounting, auditing, and internal control issues took place. The Audit Committee's agenda is established by the Audit Committee's Chair and the Chief Financial Officer.

The Audit Committee is updated periodically on management's process to assess the adequacy of the Company's system of internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also has discussed with the Independent Auditors the Company's internal control assessment process, management's assessment with respect thereto and the Independent Auditor's evaluation of the Company's system of internal control over financial reporting.

The Audit Committee evaluates the performance of the Company's Independent Auditors, including the senior audit engagement team, each year and determines whether to reengage the current Independent Auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, and the auditors' technical expertise in the real estate industry and knowledge of the Company's operations. Based on this evaluation, the Audit Committee decided to engage PricewaterhouseCoopers LLP as our Independent Auditors for the year ended December 31, 2014 and reviewed with senior members of the Company's financial management team, the Independent Auditors, and the Vice President of Internal Audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the Independent Auditors of the Company's internal controls over financial reporting and the quality of the Company's financial reporting. Although the Audit Committee has the sole authority to appoint the Independent Auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their Annual Meeting, to ratify the appoint of the Independent Auditors (see Proposal 3 beginning on page 65).

As part of its oversight responsibility, the Audit Committee reviewed and discussed with both management and the Company's Independent Auditors, all annual and quarterly financial statements prior to their issuance. Management advised the Audit Committee that each set of the Company's financial statements was prepared in accordance with generally accepted accounting principles and that all significant accounting and disclosure issues were reviewed with the Audit Committee. In addition, the Audit Committee continued to monitor the scope and adequacy of the Company's internal audit program.

The Audit Committee also discussed with the Independent Auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee received the written disclosures and the letter from the Independent Auditors required by applicable requirements of the PCAOB regarding the Independent Auditor's communication with the Audit Committee concerning independence, and has discussed with the Independent Auditors their independence.

All audit and non-audit services provided by PricewaterhouseCoopers LLP and the fees paid by the Company with respect to such services have been reviewed and pre-approved by the Audit Committee, which has also considered whether the provision of any non-audit services is compatible with maintaining the Independent Auditors' independence and determined that such services were compatible with the maintenance of independence.

63	2015 PROXY STATEMENT

Report of the Audit Committee

In performing all of these functions, the Audit Committee acts in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing financial statements, and other reports, and of the Independent Auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company's internal control over financial reporting.

In reliance on these reviews and discussions and the reports of the Independent Auditors, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,
Stephen R. Blank, Chair Bonnie S. Biumi Alan L. Gosule

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Company's Independent Auditors. The Audit Committee pre-approves on an annual basis the provision of certain audit, audit-related and tax services specifically described to the Audit Committee. Any additional engagements require separate pre-approval. As permitted by the SEC's rules, the Audit Committee authorized its Chair, Stephen Blank, to approve any additional non-audit services to be provided by the Independent Auditors, provided that such service is permitted without impairing the firm's independence under applicable laws and regulations and reported to the full Audit Committee at its next meeting.

All of the services described below for 2014 and 2013 were pre-approved by the Audit Committee. The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintenance of the firm's independence in the conduct of its audit function and determined that such services were compatible with the maintenance of independence.

Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2014 and 2013, were:

	2014	2013

Audit Fees(1)	$1,018,510	$853,789
Audit-Related Fees(2)	39,322	76,188
Tax Fees(3)	174,620	139,500
All Other Fees(4)	56,944	54,444

Total Fees	$1,289,396	$1,123,921

(1)
Audit fees consisted of professional services rendered for the annual audits and quarterly reviews of the Company's consolidated financial statements as well as the audits of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees consisted of assurance and related services in connection with the issuance of comfort letters, consents and assistance with review of documents filed with the SEC.

(3)
Tax fees consisted of services related to preparation of tax returns of $130,520 for 2014 and $125,500 for 2013 and tax planning and tax advice of $44,100 for 2014 and $14,000 for 2013.

(4)
All other fees consisted of license fees for software developed by PricewaterhouseCoopers LLP, including those that assisted with partner allocations for the Operating Partnership.
64

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace the Company's independent registered public accounting firm and in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and general oversight of the work of the Independent Auditors. The Audit Committee is responsible for approving the audit and permissible non-audit services provided by the Independent Auditors and the associated fees.

The Audit Committee evaluates the performance of the Company's Independent Auditors, including the senior audit engagement team, each year and determines whether to reengage the current Independent Auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' technical expertise in the real estate industry and knowledge of the Company's operations. In connection with the mandated rotation of the Independent Auditors' lead engagement partner, the Audit Committee and its Chair are directly involved in the selection and approval of the new lead engagement partner.

Based on this evaluation, the Audit Committee has appointed PricewaterhouseCoopers LLP to serve as Independent Auditors for the fiscal year ending December 31, 2015. PricewaterhouseCoopers has served as the Company's Independent Auditors for many years and is considered by management to be well qualified. Further, the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers to serve as in the Independent Auditors is in the best interests of the Company and its stockholders.

As a matter of good corporate governance, the Audit Committee submits its appointment of the Independent Auditors to our stockholders for ratification. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of PricewaterhouseCoopers LLP will be present at the 2015 Annual Meeting of Stockholders and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR.

65	2015 PROXY STATEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 5, 2015 regarding the beneficial ownership of shares of Common Stock by: (i) Directors and NEOs of the Company; and (ii) Directors and executive officers of the Company as a group. The table also includes information relating to the number and percentage of shares of Common Stock and limited partnership units in Home Properties, L.P. ("UPREIT Units") beneficially owned by the persons included in (i) and (ii) above. UPREIT Units are exchangeable into shares of Common Stock or cash at the election of the Company. As of March 5, 2015, there were 10,076,705 outstanding UPREIT Units. In preparing this table, the Company has relied on information supplied by its executive officers and Directors and upon information contained in filings with the SEC. The business address of each of the following Directors and executive officers is 850 Clinton Square, Rochester, New York 14604.

NAME OF OWNER	# OF SHARES BENEFICIALLY OWNED(1)		% OF SHARES OUTSTANDING(1)	# OF SHARES/UNITS OWNED(2)	% OF SHARES/UNITS OUTSTANDING(2)

Edward J. Pettinella(3)	722,240		1.236%	722,240	1.054%
Michael D. Barnello(4)	1,606		*	1,606	*
Bonnie S. Biumi(5)	5,476		*	5,476	*
Stephen R. Blank(6)	9,439		*	9,439	*
Alan L. Gosule(7)	59,586		*	59,586	*
Leonard F. Helbig, III(8)	77,556		*	77,556	*
Thomas P. Lydon, Jr.(9)	18,231		*	18,231	*
Clifford W. Smith, Jr.(10)	113,120		*	113,120	*
David P. Gardner(11)	280,910		*	283,781	*
Ann M. McCormick(12)	246,307		*	246,307	*
John E. Smith(13)	83,446		*	83,446	*
Bernard J. Quinn(14)	93,457		*	93,457	*
All executive officers and directors as a group (15 persons)	1,887,685	(15)	3.200%	1,890,556	2.737%

*
Less than 1%

(1)
Assumes that all currently exercisable options or options exercisable within 60 days ("Currently Exercisable Options") issued to the person have been exercised, that all shares of restricted stock awards, Service-Based RSUs and all Earned Performance-Based RSU's issued to the person have vested and that all shares in the person's account pursuant to the Company's Deferred Bonus Plan or Director Deferred Compensation Plan (the "Phantom Shares") that would be issued upon termination of service of the individual have been issued. The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised and that all of the shares of restricted stock and Service-Based RSUs issued to any other person have vested, all Earned Performance-Based RSUs issued to any other person have vested and that all of the Phantom Shares that would be issued upon termination of service of the listed persons have been issued.

(2)
Same assumptions as footnote (1) plus assumes that UPREIT Units issued to the person have been exchanged for shares of Common Stock (on a one-for-one basis) and that for purposes of calculating the percentage the total number of shares assumes that all of the UPREIT Units issued to any other person have been exchanged for shares of Common Stock.

(3)
Includes 453,119 shares which may be acquired upon the exercise of Currently Exercisable Options and 47,017 shares of restricted stock awards, Service-Based RSUs and Earned Performance-Based RSUs. Of the scheduled shares of Common Stock owned by Mr. Pettinella, 219,472 have been pledged as collateral.

(4)
Includes 1,606 shares of restricted stock.
66

Securities Ownership of Certain Beneficial Owners and Management

(5)
Includes 1,606 shares of restricted stock. There are 103 additional shares in Ms. Biumi's account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days.

(6)
Includes 2,628 shares of restricted stock.

(7)
Includes 21,584 shares which may be acquired upon the exercise of Currently Exercisable Options and 7,339 shares of restricted stock.

(8)
There are 418 additional shares in Mr. Helbig's account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days. Mr. Helbig shares voting and dispositive power with his wife with respect to 4,532 shares.

(9)
There are 268 additional shares in Mr. Lydon's account pursuant to the Director Deferred Compensation Plan that represents the 10% Company Match and which will not vest within 60 days. Includes 1,600 shares owned indirectly, over which Mr. Lydon has investment authority.

(10)
Includes 24,384 shares which may be acquired upon the exercise of Currently Exercisable Options and 1,606 shares of restricted stock. There are 369 additional shares in Mr. Smith's account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days.

(11)
Includes 184,043 shares which may be acquired upon the exercise of Currently Exercisable Options and 16,673 shares of restricted stock, Service-Based RSUs and Earned Performance-Based RSUs. Mr. Gardner shares voting and dispositive power with his spouse with respect to 80,194 shares of Common Stock, of which 25,000 have been pledged as collateral. The third and fourth columns also include 2,871 UPREIT Units owned by Mr. Gardner.

(12)
Includes 149,575 shares which may be acquired upon the exercise of Currently Exercisable Options and 11,926 shares of restricted stock, Service-Based RSUs and Earned Performance-Based RSUs. Mrs. McCormick shares voting and dispositive power with her spouse with respect to 84,806 shares of Common Stock.

(13)
Includes 11,623 shares which may be acquired upon exercise of Currently Exercisable Options, 9,051 shares of restricted stock, Service-Based RSUs and Earned Performance-Based RSUs and 1,571 shares held in Mr. Smith's account under the Company's 401(k) Savings Plan.

(14)
Includes 67,037 shares which may be acquired upon exercise of Currently Exercisable Options, 7,444 shares of restricted stock, Service-Based RSUs and Earned Performance Based RSUs and 655 shares held in Mr. Quinn's account under the Company's 401(k) Savings Plan.

(15)
Includes 1,016,846 shares which may be acquired upon the exercise of Currently Exercisable Options and 123,974 shares of restricted stock, Service-Based RSUs and Earned Performance-Based RSUs. In addition to the shares of Common Stock pledged as collateral as indicated in the footnotes above, 23,328 shares of Common Stock have been pledged as collateral by other executive officers of the Company. There are 402 additional shares in the other executive officers' accounts pursuant to the deferred compensation plans that represent the 10% Company Match and which will not vest within 60 days.
67	2015 PROXY STATEMENT

Securities Ownership of Certain Beneficial Owners and Management

SECURITIES OWNERSHIP BY BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S COMMON STOCK

The following table sets forth information regarding the beneficial ownership of Common Stock by each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 2014. In preparing this table, the Company has relied on information contained in filings with the Securities and Exchange Commission.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENTAGE OF OUTSTANDING COMMON STOCK(1)

Cohen & Steers, Inc. Cohen & Steers Capital Management, Inc. Cohen & Steers UK Limited 280 Park Avenue 10th Floor New York, NY 10017	10,289,764	(2)	17.83%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,998,464	(3)	13.86%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	5,190,187	(4)	8.99%
Vanguard Specialized Funds— Vanguard REIT Index Fund 100 Vanguard Blvd. Malvern, PA 19355	4,256,714	(5)	7.38%
Daiwa Asset Management Co. Ltd GranTokyo North Tower 9-1 Marunouchi 1-chome, Chiyoda-ku Tokyo, Japan 100-6753	3,870,926	(6)	6.71%
FRM LLC 245 Summer Street Boston, MA 02210	3,668,971	(7)	6.36%

(1)
Percentage is based on actual number of shares outstanding as of December 31, 2014 and may be different than the percentage referenced in the reports described below.

(2)
Based on a report on Schedule 13G (Amendment No. 11) filed by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited on February 13, 2015, reflecting that Cohen & Steers, Inc. beneficially owns and has sole dispositive power with respect to 10,289,764 shares and has sole voting power with respect to 5,459,059 and that Cohen & Steers Capital Management, Inc. beneficially owns and has sole dispositive power with respect to 10,125,907 shares and sole voting power with respect to 5,361,102 shares and that Cohen & Steers UK Limited beneficially owns and has sole dispositive power with respect to 163,857 shares and has sole voting power with respect to 97,957.

(3)
Based on a Schedule 13G (Amendment No. 11) filed by The Vanguard Group on February 10, 2015, reflecting that it beneficially owns 7,998,464 shares and has sole voting power with respect to 116,243 shares, shared voting with respect to 45,500 shares, shared dispositive power with respect to 84,599 and sole dispositive power with respect to 7,913,865 shares.

(4)
Based on a report on Schedule 13G (Amendment No. 6) filed by BlackRock, Inc. on January 15, 2015, reflecting that it beneficially owns and has sole dispositive power with respect to 5,190,187 shares and sole voting power with respect to 4,990,898 shares.

(5)
Based on a report on Schedule 13G (Amendment No. 5) filed by Vanguard Specialized Funds—Vanguard REIT Index Fund on February 6, 2015, reflecting that it beneficially owns and has sole voting power with respect to 4,256,714 shares.

(6)
Based on a report on Schedule 13G (Amendment No. 1) filed by Daiwa Asset Management Co. Ltd on January 21, 2015, reflecting that Daiwa Asset Management Co. Ltd beneficially owns and has sole voting power with respect to 3,870,926 shares, shared dispositive power with respect to 3,869,126 shares and sole dispositive power with respect to 1,800 shares.

(7)
Based on a Schedule 13G (Amendment No. 2) filed by FMR LLC on February 13, 2015, reflecting that it beneficially owns and has sole dispositive power with respect to 3,668,971 shares and sole voting power with respect to 717,161 shares.
68

Securities Ownership of Certain Beneficial Owners and Management

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were satisfied.

69	2015 PROXY STATEMENT

ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

TABULATION OF VOTES

As part of its responsibilities as the Company's transfer agent, Computershare Shareholder Services LLC will tabulate all stockholders' votes made by written, telephonic and Internet proxies.

STOCKHOLDER PROPOSALS

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's Proxy Statement and form of proxy for the 2016 Annual Meeting of Stockholders must be received by the Company by the close of business on December 1, 2015. Any proposal submitted outside the process of Rule 14a-8 received after February 14, 2016 will not, under the rules of the SEC, be considered timely for presentation at the 2016 Annual Meeting. A proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy, and the proponent or a representative of the proponent must attend the annual meeting to present the proposal.

FORM 10-K

Copies of the 2014 Form 10-K may be obtained without charge from Shareholder Services, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604. A copy of the Form 10-K is also available through the Company's website at www.homeproperties.com or from the SEC at its website at www.sec.gov.

HOUSEHOLDING OF ANNUAL REPORT TO STOCKHOLDERS AND PROXY MATERIALS

Under rules adopted by the SEC, the Company, and intermediaries such as brokers, may satisfy our obligations to deliver the Annual Report to Stockholders and the Proxy Statement by delivering a single copy of the Annual Report and Proxy Statement to multiple stockholders sharing the same address. This "householding" saves costs and reduces waste. Unless you have given instructions to us that you wish to receive a separate copy of the Annual Report and Proxy Statement for each stockholder sharing the same address, you may receive a single envelope containing an Annual Report and Proxy Statement but separate proxy cards (or broker's instruction cards) for each stockholder sharing the address. Once you have received notice from us or your broker that it will be householding communications to your address, that practice will continue until you are notified otherwise or until you revoke your consent.

If at any time you no longer wish to participate in householding by your broker, you should notify your broker. If we household the Annual Report and Proxy Statement and you no longer wish to participate in the householding, or at any time you wish to receive a separate copy of the Annual Report and Proxy Statement, you may contact Shareholder Services, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604 or by calling (585) 546-4900. If you would like to only receive a single copy of the Annual Report and Proxy Statement at your address, contact us at the address above or contact your broker.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the 2015 Annual Meeting of Stockholders. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE VOTE BY INTERNET OR TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

70

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0203BB 1 U P X + Annual Meeting Proxy Card . + A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSALS TWO AND THREE. For Against Abstain 2. Advisory approval of the Company’s executive compensation. For Against Abstain 1. To elect the following persons as directors to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print new address below. Comments — Please print your comments below. IMPORTANT ANNUAL MEETING INFORMATION 4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof. 01 - Michael D. Barnello 04 - Alan L. Gosule 07 - Edward J. Pettinella 02 - Bonnie S. Biumi 05 - Leonard F. Helbig, III 08 - Clifford W. Smith, Jr. 03 - Stephen R. Blank 06 - Thomas P. Lydon, Jr. For Against Abstain For Against Abstain For Against Abstain 3. Ratify the appointment of PricewaterhouseCoopers LLPas independent registered public accounting firm for 2015. 1234 5678 9012 345 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 2 3 1 1 8 4 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 27, 2015. Vote by Internet • Go to www.investorvote.com/HME • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 2015 The undersigned hereby appoints Edward J. Pettinella and Ann M. McCormick as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties, Inc. which the undersigned would be entitled to vote at the 2015 Annual Meeting of Stockholders of the Company to be held at 9 a.m., on April 28, 2015, and any adjournment thereof. The Meeting will be held at Clinton Square, 14th Floor, Rochester, New York. Clinton Square is located at the northwest corner of Clinton Avenue and Broad Street in downtown Rochester, New York. There will be no formal presentation at the Annual Meeting other than a brief report on the outcome of the stockholder vote. If the undersigned is a participant in the Home Properties Retirement Savings Plan (the “401-K Plan”) and has Home Properties Common Stock attributable to your account, State Street Bank and Trust Company (“State Street”), as trustee of the 401-K Plan, will vote those shares as directed. If you do not provide your voting directions by 11:59 p.m. Eastern time on April 26, 2015, the shares attributable to your account will be voted by State Street in the same proportion as it votes shares for which it does receive timely voting directions from participants. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. (Continued and to be marked, dated, and signed, on the other side.) Proxy — HOME PROPERTIES, INC. PLEASE COMPLETE AND RETURN IN THE ENVELOPE PROVIDED TO: PROXY SERVICES C/O COMPUTERSHARE INVESTOR SERVICES PO BOX 43102 PROVIDENCE RI 02940-5068 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on April 28, 2015: The Proxy Statement and the 2014 Annual Report to Stockholders are available at: http://www.homeproperties.com/Investors qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q